As filed with the Securities and Exchange Commission on April 20, 2005

Registration No. 333-122364

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CONMED CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	525 French Road Utica, New York 13502 (315) 797-8375	16-0977505
(State or other jurisdiction of incorporation or organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(IRS Employer Identification Number)

Daniel S. Jonas

Vice President—Legal Affairs

and General Counsel

525 French Road

Utica, New York 13502-5994

Telephone: (315) 624-3208

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of communications to:

Robert W. Downes

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

Telephone: (212) 558-4312

Approximate date of commencement of proposed sale to the public:  At such times after the effective date of this Registration Statement as the selling stockholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of security to be registered	Amount to be registered		Proposed maximum offering price per share		Proposed maximum aggregate offering price	Amount of registration fee
2.50% Convertible Senior Subordinated Notes due 2024	$150,000,000		100	%(1)	$150,000,000	17,655	(2)
Common Stock, par value $.01 per share	3,927,735	(3)		(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2)	The fee is calculated pursuant to Section 6(b) of the Securities Act on the basis of the offering price of the notes.
(3)	This number represents the number of shares of common stock that are initially issuable upon conversion of the notes registered hereby, at the rate of 26.1849 shares of common stock for each $1,000 principal amount at maturity of notes. Pursuant to Rule 416 under the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.
(4)	Pursuant to Rule 457(i) under the Securities Act, there is no additional filing fee with respect to the shares of common stock issuable upon conversion of the notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

The Registrant hereby undertakes to amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED APRIL 20, 2005

$150,000,000

CONMED Corporation

2.50% Convertible Senior Subordinated Notes due 2024

and the Common Stock Issuable Upon Conversion of the Notes

Notes

We issued the notes in a private placement on November 10, 2004. This prospectus will be used by selling securityholders to resell their notes and the common stock issuable upon conversion of their notes. We will not receive any proceeds from this offering.

The notes bear interest at the rate of 2.50% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2005. We will also pay contingent interest during any six-month interest period beginning November 15, 2011 if the average trading price of the notes is above specified levels.

The notes will mature on November 15, 2024.

Conversion

The notes will be convertible into cash and, if applicable, shares of our common stock based on an initial conversion rate, subject to adjustment, of 26.1849 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $38.19 per share), under certain circumstances.

Holders may convert their notes into cash and, if applicable, shares of our common stock prior to stated maturity only under the following circumstances:

➢	during any calendar quarter, if the closing sale price of our common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter;
➢	during the 5 business day period after any 10 consecutive trading day period in which the average trading price per $1,000 principal amount of notes over that 10 consecutive trading day period was equal to or less than 97% of the average conversion value of the notes during that period;
➢	upon the occurrence of specified corporate transactions; or
➢	if we have called the notes for redemption.

Upon conversion, holders of notes will receive cash and, if applicable, shares of our common stock. The aggregate value, which we call the conversion value, of the cash and, if applicable, shares of common stock per $1,000 principal amount of notes will be equal to the product of:

➢	the conversion rate then in effect; and
➢	the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for conversion.

Except as described in this prospectus, we will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:

➢	a cash amount, which we call the principal return, equal to the lesser of (1) the aggregate conversion value of the notes to be converted and (2) the aggregate principal amount of the notes to be converted;
➢	if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in whole shares, which we call the net shares, determined as set forth in this prospectus, equal to the aggregate conversion value less the principal return; and
➢	a cash amount in lieu of any fractional shares of common stock.

If notes are surrendered for conversion in connection with certain fundamental changes that occur before November 15, 2011, holders will in certain circumstances also receive the make-whole premium described in this prospectus in addition to the cash and shares to which holders are otherwise entitled to receive upon conversion.

Redemption And Repurchase

On or after November 15, 2011, we may from time to time at our option redeem the notes, in whole or in part, for cash, at a redemption price equal to 100% of the principal amount of the notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date.

On each of November 15, 2011, 2014 and 2019, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date.

Holders may require us to repurchase all or a portion of their notes upon a fundamental change, as described in this prospectus, at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. If certain fundamental changes occur before November 15, 2011, we will pay, in addition to the repurchase price described above, the make-whole premium described in this prospectus to holders that elect to have us repurchase their notes in connection with the fundamental change.

Ranking

The notes are subordinated to all of CONMED’s existing and future senior indebtedness and are effectively subordinated to all existing and future liabilities and other obligations of CONMED’s subsidiaries, including trade payables.

Listing

There is no public market for the notes and we do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes through any automated quotation system. The notes currently trade on the Private Offerings, Resales and Trading through Automated Linkages Market, commonly referred to as The PORTAL Market. However, once notes are sold under this prospectus, these notes will no longer trade on The PORTAL Market.

Our common stock is listed on the Nasdaq National Market under the symbol “CNMD.” On April 19, 2005, the last reported sale price of our common stock was $30.69 per share.

We will not receive any proceeds from the sale by the selling securityholders of the notes or the common stock issuable upon conversion of the notes. The selling securityholders may offer the notes or the underlying common stock, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. In addition, the common stock may be offered from time to time through ordinary brokerage transactions on the Nasdaq National Market. The selling securityholders may be deemed to be “underwriters” as defined in the Securities Act of 1933. If any broker-dealers are used by the selling securityholders, any commissions paid to broker-dealers and, if broker-dealers purchase any notes or common stock as principals, any profits received by such broker-dealers on the resale of the notes as common stock may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. In addition, any profits realized by the selling securityholders may be deemed to be underwriting commissions. Other than selling commissions and fees and stock transfer taxes, we will pay all expenses of the registration of the notes and the common stock and certain other expenses as set forth in the registration rights agreement.

Investing in the notes involves significant risks. See “ Risk Factors” beginning on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Selling Securityholders	67
Plan of Distribution	71
Where You Can Find Additional Information	73
Incorporation of Certain Documents By Reference	73
Validity of Securities	74
Experts	74

Important Notice to Readers

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may, from time to time, offer notes or shares of our common stock owned by them. Each time the selling securityholders offer notes or common stock under this prospectus, they will provide a copy of this prospectus and, if applicable, a copy of a prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement together with the information incorporated by reference in this prospectus and if applicable, any supplement hereto. See “Where You Can Find Additional Information” for more information.

You should rely only on the information contained or incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. Neither the notes nor any shares of common stock issuable upon conversion of the notes are being offered in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus speaks only as of the date of this prospectus and the information in the documents incorporated or deemed to be incorporated by reference in this prospectus speaks only as of the respective dates those documents were filed with the SEC.

Prospectus summary

The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this prospectus or incorporated by reference herein. Unless otherwise indicated or the context otherwise requires, all references to “us,” “we” and “our” refer to CONMED Corporation, the issuer of the notes, and its subsidiaries, all references to “CONMED” refer to CONMED Corporation and not its subsidiaries, and all references to “notes” or “2.50% notes” refer to the 2.50% Convertible Senior Subordinated Notes due 2024. An investment in the notes offered hereby involves significant risks. See “Risk Factors” beginning on page 7.

This prospectus relates to the offering of an aggregate principal amount of $150,000,000 of our 2.50% Convertible Senior Subordinated Notes due 2024 and the shares of our common stock issuable upon conversion of the notes. The selling securityholders acquired the notes in connection with a private placement on November 10, 2004 and the resultant resale by the initial purchasers of the notes under Rule 144A of the Securities Act.

We are receiving no proceeds from the sale of securities offered for sale hereunder. We have agreed to pay certain of the expenses associated with registering the securities of the selling securityholders. We may suspend the use of this prospectus during certain periods of time described in the section of this prospectus entitled “Description of Notes” if the prospectus would, in our judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing, and we determine in good faith that the disclosure of this material non-public information would have a material adverse effect on us.

We are a medical technology company specializing in instruments, implants and video equipment for arthroscopic sports medicine, and powered surgical instruments, such as drills and saws, for orthopedic, otolaryngologic (“ENT”), neuro-surgery and other surgical specialties. We are also a leading developer, manufacturer and supplier of advanced surgical devices, including radio frequency (“RF”) electrosurgery systems used routinely to cut and cauterize tissue in nearly all types of surgical procedures worldwide, endosurgery products such as trocars, clip appliers, scissors and surgical staplers, and a full line of electrocardiogram (“ECG”) electrodes for heart monitoring and other patient care products. We also offer integrated operating room systems and equipment. Our products are used in a variety of clinical settings such as operating rooms, surgery centers, physicians’ offices and critical care areas of hospitals.

Our principal executive offices are located at 525 French Road, Utica, New York 13502, and our telephone number is (315) 797-8375.

Issuer	CONMED Corporation

Notes	$150,000,000 aggregate principal amount of 2.50% convertible senior subordinated notes due November 15, 2024.

Maturity	The notes will mature on November 15, 2024, unless earlier redeemed, repurchased or converted.

Interest

The notes bear interest at the rate of 2.50% per annum, payable semiannually in arrears on May 15 and November 15 of each year, starting on May 15, 2005, to holders of record at the close of business on the preceding May 1 and November 1, respectively. Interest will accrue on the notes from and including November 10, 2004 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.

We will also pay contingent interest on the notes as described below.

Contingent Interest

We will pay contingent interest to the holders of notes during any six-month period from May 15 to and including November 14 and from November 15 to and including May 14, commencing with the six-month period beginning November 15, 2011, if the average trading price of the notes during the five consecutive trading days preceding the third trading day before the first day of the applicable six-month period equals at least 120% of the principal amount of the notes. The amount of contingent interest payable per $1,000 principal amount of notes in respect of any six-month period will be equal to a per annum rate of 0.25% of the average trading price of the notes during the applicable five consecutive trading day period described above.

Ranking	The notes are:

➢	unsecured;

➢	subordinated to all of CONMED’s existing and future senior indebtedness;

➢	effectively subordinated to all existing and future liabilities and other obligations of CONMED’s subsidiaries, including trade payables; and

➢	pari passu in right of payment to all CONMED’s future senior subordinated indebtedness.

The indenture for the notes does not restrict CONMED’s or CONMED’s subsidiaries’ ability to incur additional senior or other indebtedness. See “Description of Notes—Subordination.”

Conversion Rights

The notes are convertible into cash and, if applicable, shares of our common stock, $0.01 par value per share, based on an initial conversion rate, subject to adjustment, of 26.1849 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $38.19 per share), only under the following circumstances and to the following extent:

➢	during any calendar quarter, if the closing sale price of our common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter;

➢	during the 5 business day period after any 10 consecutive trading day period (the “note measurement period”) in which the average trading price per $1,000 principal amount of notes over that 10 consecutive trading day period was equal to or less than 97% of the average conversion value of the notes during the note measurement period;

➢	if we make certain distributions on our common stock or engage in certain transactions; or

➢	if we call the notes for redemption.

Upon conversion, holders of notes will receive cash and, if applicable, shares of our common stock. The aggregate value (the “conversion value”) of the cash and, if applicable, shares of common stock per $1,000 principal amount of notes will be equal to the product of:

➢	the conversion rate then in effect; and

➢	the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (the “10-day weighted average price”).

Except as described below, we will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:

➢	a cash amount (the “principal return”) equal to the lesser of:

➢	the aggregate conversion value of the notes to be converted; and

➢	the aggregate principal amount of the notes to be converted;

➢	if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in whole shares (the “net shares”), determined as set forth in this prospectus, equal to the aggregate conversion value less the principal return (the “net share amount”); and

➢	a cash amount in lieu of any fractional shares of common stock.

If notes are surrendered for conversion in connection with certain fundamental changes that occur before November 15, 2011, holders will in certain circumstances also receive the make-whole premium described in this prospectus in addition to the cash and shares to which holders are otherwise entitled to receive upon conversion.

See “Description of Notes—Conversion Rights.”

Sinking Fund	None.

Redemption of Notes at Our Option

On or after November 15, 2011, we may from time to time at our option redeem the notes, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of the notes we redeem, plus any accrued and unpaid interest to, but excluding, the redemption date. See “Description of Notes—Redemption of Notes at Our Option.”

Purchase of Notes by Us at the Option of the Holder

On each of November 15, 2011, 2014 and 2019, holders may require us to purchase all or a portion of their notes at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date. See “Description of Notes—Purchase of Notes by Us at the Option of the Holder.”

Right of Holder to Require Us to Repurchase Notes if a Fundamental Change Occurs

If a fundamental change, as described in this prospectus, occurs, holders may require us to repurchase all or a portion of their notes for cash at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date.

If certain fundamental changes occur before November 15, 2011, we will pay, in addition to the repurchase price described above, the make-whole premium described in this prospectus to holders that elect to have us repurchase their notes in connection with the fundamental change.

See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Events of Default

If an event of default on the notes has occurred and is continuing, the principal amount of the notes plus any premium and accrued and unpaid interest may become immediately due and payable. See “Description of Notes—Events of Default.”

Registration Rights	We have agreed to use our commercially reasonable best efforts to keep the shelf registration statement, of which this prospectus forms a part, effective until the earliest of the following:

➢	the date when all registrable securities have been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

➢	the date when all registrable securities may be resold without restriction pursuant to Rule 144(k) under the Securities Act; or

➢	the date when all registrable securities have been publicly sold pursuant to Rule 144 under the Securities Act.

If we do not comply with these requirements or certain other covenants set forth in the registration rights agreement, we must, subject to certain exceptions, pay additional interest to holders of the notes. See “Description of Notes—Registration Rights; Additional Interest.”

Use of Proceeds	We will not receive any of the proceeds from the sale by the selling securityholders of the notes or shares of common stock underlying the notes.

Forms, Denomination and Registration

The notes were issued in fully registered form, in denominations of $2,000 and are represented by a global note deposited with the trustee as custodian for The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., DTC’s nominee.

Beneficial interests in the global securities will be shown on, and any transfers will be effected only through, records maintained by DTC and its participants. Notes in certificated form will be issued in exchange for the global note only under limited circumstances on the terms set forth in the indenture. See “Description of Notes—Form, Denomination and Registration of Notes.”

Trading

The notes issued in the initial private offering are eligible for trading on Nasdaq’s screen-based automated trading system known as PORTAL, “Private Offerings, Resale and Trading through Automated Linkages.” However, notes sold using this prospectus will no longer be eligible for trading in the PORTAL Market.

Nasdaq National Market Symbol for Our Common Stock	Our common stock is listed on the Nasdaq National Market under the symbol “CNMD”.

Trustee	The Bank of New York.

U.S. Federal Income Tax Consequences of Owning the Notes

We and each holder generally agreed in the indenture to treat the notes as “contingent payment debt instruments” subject to the contingent payment debt regulations. As a result, a holder is required, for federal income tax purposes, to accrue and include amounts in income interest on a constant yield to maturity basis at a rate comparable to the rate at which we would borrow in a fixed-rate, noncontingent, nonconvertible borrowing (which we have determined to be 7.05%), even though the holder will receive interest payments on the notes at a significantly lower rate. A holder therefore will recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition, a holder generally will recognize ordinary income, rather than capital gain, upon a sale, exchange, conversion or redemption of the notes at a gain. See “U.S. Taxation.”

Risk Factors

In analyzing an investment in the notes offered pursuant to this prospectus, you should carefully consider, along with other matters included or incorporated by reference in this prospectus, the information set forth under “Risk Factors.”

For a more complete description of the terms of the notes, see “Description of Notes.” For a more complete description of our common stock, see “Description of Capital Stock.”

Risk factors

You should carefully consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus, in evaluating us, our business and an investment in the notes. Any of the following risks, as well as other risks and uncertainties, could harm our business and financial results and cause the value of the notes to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones we face. Additional risks not currently known to us or that we currently deem immaterial also may impair our business.

Risks Relating to Our Business

Our financial performance is subject to the risks inherent in our acquisition strategy, including the effects of increased borrowing and the integration of businesses.

A key element of our business strategy has been to expand through acquisitions and we may seek to pursue additional acquisitions in the future. See our Form 10-K for the year ended December 31, 2004, which we refer to as our Form 10-K, for a discussion of our recent acquisition of certain products of the Endoscopic Technologies Division of C.R. Bard, Inc.

Our success is dependent in part upon our ability to integrate acquired companies or product lines into our existing operations. We may not have sufficient management and other resources to accomplish the integration of our past and future acquisitions and implementing our acquisition strategy may strain our relationship with customers, suppliers, distributors, manufacturing personnel or others. There can be no assurance that we will be able to identify and make additional acquisitions on acceptable terms or that we will be able to obtain financing for such acquisitions on acceptable terms.

We have acquired substantial intangible assets through acquisitions. Should these intangibles become impaired, we could be required to record significant impairment charges, which would reduce our profitability.

In addition, while we are generally entitled to customary indemnification from sellers of businesses for any difficulties that may have arisen prior to our acquisition of each business, acquisitions may involve exposure to unknown liabilities and the amount and time for claiming under these indemnification provisions is often limited. As a result, our financial performance is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with any increased borrowing required to fund such acquisitions or with the integration of such businesses.

Failure to comply with regulatory requirements could result in recalls, fines or materially adverse implications.

All of our products are classified as medical devices subject to regulation by the U.S. Food and Drug Administration, or the “FDA.” As a manufacturer of medical devices, our manufacturing processes and facilities are subject to on-site inspection and continuing review by the FDA for compliance with the Quality System Regulations. Manufacturing and sales of our products outside the United States are also subject to foreign regulatory requirements that vary from country to country. Moreover, we are generally required to obtain regulatory clearance or approval before marketing a new product. The time required to obtain approvals from foreign countries may be longer or shorter than that required for FDA approval, and requirements for foreign approvals may differ from FDA requirements.

Risk factors

Failure to comply with applicable domestic and/or foreign regulatory requirements can result in:

➢	fines or other enforcement actions;

➢	recall or seizure of products;

➢	total or partial suspension of production;

➢	withdrawal of existing product approvals or clearances;

➢	refusal to approve or clear new applications or notices;

➢	increased quality control costs; or

➢	criminal prosecution.

The failure to comply with Quality System Regulations and applicable foreign regulations could result in a material adverse effect on our business, financial condition or results of operations.

If we are not able to manufacture products in compliance with regulatory standards, we may decide to cease manufacture of those products and may be subject to product recall.

In addition to the Quality System Regulations, many of our products are also subject to industry-set standards. We may not be able to comply with these regulations and standards due to deficiencies in component parts or our manufacturing processes. If we are not able to comply with the Quality System Regulations or industry-set standards, we may not be able to fill customer orders and we may decide to cease production of non-compliant products. Failure to produce products could affect our profit margins and could lead to loss of customers.

Our products are subject to product recall and we have made product recalls in the past. Although no recall has had a material adverse effect on our business, financial condition or results of operations, we cannot assure you that regulatory issues will not have a material adverse effect in the future or that product recall will not harm our reputation and our relationships with our customers.

We will be required to generate significant cash to service our indebtedness. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund working capital needs, acquisitions, repurchases of common stock and capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory, and other factors that are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit agreement to enable us to pay our indebtedness or to fund other liquidity needs. If the notes are converted or we are required to repurchase the notes, we are obligated to satisfy our conversion or repurchase obligation with respect to the principal amount or conversion value, as applicable, of the notes to be converted or repurchased in cash. We cannot assure you that we will be able to satisfy our conversion or repurchase obligations.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital, or seek to restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and

Risk factors

may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. Our borrowing agreements restrict our ability to sell assets and use the proceeds from the sales. We may not be able to consummate those sales or to obtain the proceeds which we could realize from them and these proceeds may not be adequate to meet any debt service obligations then due.

Our senior credit agreement contains covenants that may limit our flexibility or prevent us from taking actions.

Our senior credit agreement contains, and future credit facilities are expected to contain, certain restrictive covenants which will affect, and in many respects significantly limit or prohibit, among other things, our ability to:

➢	incur indebtedness;

➢	make investments;

➢	engage in transactions with affiliates;

➢	pay dividends or make other distributions on, or redeem or repurchase, capital stock;

➢	sell assets; and

➢	pursue acquisitions.

These covenants, unless waived, may prevent us from pursuing acquisitions, significantly limit our operating and financial flexibility and limit our ability to respond to changes in our business or competitive activities. In addition, our senior credit agreement requires us to maintain specified financial ratios and satisfy other financial condition tests. Our ability to comply with such provisions may be affected by events beyond our control. In the event of any default under our senior credit agreement, the senior credit agreement lenders could elect to declare all amounts borrowed under our senior credit agreement, together with accrued interest, to be due and payable. If we were unable to repay such borrowings, the senior credit agreement lenders could proceed against the collateral securing the senior credit agreement, which consists of substantially all of our property and assets, except for our accounts receivable and related rights which are sold in connection with the accounts receivable sales agreement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Form 10-K for a discussion of the accounts receivable sales agreement.

In certain circumstances you may require us to repurchase all or a portion of your notes to the extent set forth in this prospectus. If that were to occur prior to the termination or expiration of the senior credit agreement (as it may be amended, modified or extended), we would be required to obtain a consent of the lenders under the senior credit agreement to make those cash payments. Alternatively, we could attempt to refinance the borrowings under our senior credit agreement. If we do not obtain a consent or refinance these borrowings, we would remain prohibited from repurchasing the notes. In addition, upon conversion of the notes, we are obligated to satisfy our conversion obligation with respect to the conversion value of the notes to be converted in cash, up to the principal amount of the notes. Our failure to repurchase the notes or make the required payments upon conversion would constitute an event of default under the indenture under which we will issue the notes, which might constitute a default under the terms of our senior credit agreement and other indebtedness at that time. In addition, in the event that the notes become immediately due and payable, as a result of the subordination provisions of the notes, the holders of the notes may not be entitled to receive any payment in respect of the notes until our senior debt has been paid in full.

Risk factors

Our senior credit agreement also contains a material adverse effect clause that could limit our ability to access additional funding under our senior credit agreement should a material adverse change in our business occur.

The highly competitive market for our products may create adverse pricing pressures.

The market for our products is highly competitive and our customers have numerous alternatives of supply. Many of our competitors offer a range of products in areas other than those in which we compete, which may make such competitors more attractive to surgeons, hospitals, group purchasing organizations and others. In addition, several of our competitors are large, technically-competent firms with substantial assets. Competitive pricing pressures or the introduction of new products by our competitors could have an adverse effect on our revenues. See “Business—Competition” in our Form 10-K for a further discussion of these competitive forces.

Factors which may influence our customers’ choice of competitor products include:

➢	changes in surgeon preferences;

➢	increases or decreases in health care spending related to medical devices;

➢	our inability to supply products to them, as a result of product recall or back-order;

➢	the breadth of our product lines relative to those of our competitors;

➢	the introduction by competitors of new products or new features to existing products;

➢	the introduction by competitors of alternative surgical technology; and

➢	advances in surgical procedures and discoveries or developments in the health care industry.

Cost reduction efforts in the health care industry could put pressures on our prices and margins.

In recent, years, the health care industry has undergone significant change driven by various efforts to reduce costs. Such efforts include national health care reform, trends towards managed care, cuts in Medicare, consolidation of health care distribution companies and collective purchasing arrangements by group purchasing organizations and integrated health networks. Demand and prices for our products may be adversely affected by such trends.

We may not be able to keep pace with technological change or to successfully develop new products with wide market acceptance, which could cause us to lose business to competitors.

The market for our products is characterized by rapidly changing technology. Our future financial performance will depend in part on our ability to develop and manufacture new products on a cost-effective basis, to introduce them to the market on a timely basis, and to have them accepted by surgeons.

We may not be able to keep pace with technology or to develop viable new products. Factors which could cause delay in releasing new products or even cancellation of our plans to produce and market these new products include:

➢	research and development delays;

➢	delays in securing regulatory approvals;

➢	capital constraints; or

Risk factors

➢	changes in the competitive landscape, including the emergence of alternative products or solutions which reduce or eliminate the markets for pending products.

Our new products may fail to achieve expected levels of market acceptance.

The degree of market acceptance for any of our products will depend upon a number of factors, including:

➢	our ability to develop and introduce new products and product enhancements in the time frames we currently estimate;

➢	our ability to successfully implement new technologies;

➢	the market’s readiness to accept new products;

➢	having adequate financial and technological resources for future product development and promotion;

➢	the efficacy of our products; and

➢	the prices of our products compared to the prices of our competitors’ products.

If our new products do not achieve market acceptance, we may be unable to recoup our investments and may lose business to competitors.

In addition, some of the companies with which we now compete or may compete in the future have or may have more extensive research, marketing and manufacturing capabilities and significantly greater technical and personnel resources than we do, and may be better positioned to continue to improve their technology in order to compete in an evolving industry. See “Business—Competition” in our Form 10-K for a further discussion of these competitive forces.

We may be unable to continue to sell our accounts receivable, which could require us to seek alternative sources of financing.

Under our accounts receivable sales agreement, there are certain statistical ratios which must be maintained relating to the pool of receivables in order for us to continue selling to the purchaser. These ratios relate to sales dilution and losses on accounts receivable. If new accounts receivable arising in the normal course of business do not qualify for sale or the purchaser otherwise ceases to purchase our receivables, we would need to access alternate sources of working capital, which could be more expensive or difficult to obtain. Our accounts receivable sales agreement, as amended, also requires us to obtain a commitment (the “purchaser commitment”), on an annual basis from the purchaser to fund the purchase of our accounts receivable. The purchaser commitment will expire on October 21, 2005. In the event we are unable to renew our purchaser commitment, we would need to access alternate sources of working capital which could be more expensive or difficult to obtain.

If we infringe third parties’ patents, or if we lose our patents or they are held to be invalid, we could become subject to liability and our competitive position could be harmed.

Much of the technology used in the markets in which we compete is covered by patents. Third parties in the past have claimed and in the future may claim that products we market infringe their patent rights. If we are found to infringe third-party patent rights, we could be subject to liabilities, which could be substantial, and we might be forced to withdraw the relevant product from the market, which could adversely affect our sales and profitability.

Risk factors

We have numerous U.S. patents and corresponding foreign patents on products expiring at various dates from 2005 through 2021 and have additional patent applications pending. See “Business—Research and Development” in our Form 10-K for a further description of our patents. The loss of our patents could reduce the value of the related products and any related competitive advantage. Competitors may also be able to design around our patents and to compete effectively with our products. In addition, the cost of enforcing our patents against third parties and defending our products against patent infringement actions by others could be substantial. We cannot assure you that:

➢	we will be successful in defending against pending or future patent infringement claims asserted against our products;

➢	pending patent applications will result in issued patents;

➢	patents issued to or licensed by us will not be challenged by competitors; or

➢	our patents will be found to be valid or sufficiently broad to protect our technology or provide us with a competitive advantage.

Ordering patterns of our customers may change, resulting in reductions in sales.

Our hospital and surgery center customers purchase our products in quantities sufficient to meet their anticipated demand. Likewise, our health care product distributor customers purchase our products for ultimate resale to health care providers in quantities sufficient to meet the anticipated requirements of the distributors’ customers. Should inventories of our products owned by our hospital, surgery center and distributor customers grow to levels higher than their requirements, our customers may reduce the ordering of products from us. This could cause a reduction in our sales in a financial accounting period.

Our significant international operations subject us to risks associated with operating in foreign countries.

Approximately 35% of our 2004 net sales constituted international sales. We believe that the percentage of our sales in international markets will likely increase. As a result of our international operations, we are subject to risks associated with operating in foreign countries, including:

➢	devaluations and fluctuations in currency exchange rates;

➢	imposition of limitations on conversions of foreign currencies into dollars or remittance of dividends and other payments by international subsidiaries;

➢	imposition or increase of withholding and other taxes on remittances and other payments by international subsidiaries;

➢	trade barriers;

➢	political risks, including political instability;

➢	reliance on third parties to distribute our products;

➢	hyperinflation in certain foreign countries; and

➢	imposition or increase of investment and other restrictions by foreign governments.

We cannot assure you that such risks will not have a material adverse effect on our business and results of operations.

Risk factors

We can be sued for producing defective products and our insurance coverage may be insufficient to cover the nature and amount of any product liability claims.

The nature of our products as medical devices and today’s litigious environment should be regarded as potential risks that could significantly and adversely affect our financial condition and results of operations. The insurance we maintain to protect against claims associated with the use of our products have deductibles and may not adequately cover the amount or nature of any claim asserted against us. We are also exposed to the risk that our insurers may become insolvent or that premiums may increase substantially. See “Item 3: Legal Proceedings” in our Form 10-K for a further discussion of the risk of product liability actions and our insurance coverage.

Damage to our physical properties as a result of windstorm, earthquake, fire or other natural or man-made disaster may cause a financial loss and a loss of customers.

Although we maintain insurance coverage for physical damage to our property and the resultant losses that could occur during a business interruption, we are required to pay deductibles and our insurance coverage is limited to certain caps. For example, our deductible for windstorm damage to our Florida property amounts to 1% of any loss and coverage for earthquake damage to our California properties is limited to $5 million. Further, while insurance reimburses us for our lost gross earnings during a business interruption, if we are unable to supply our customers with our products for an extended period of time, there can be no assurance that we will regain the customers’ business once the product supply is returned to normal.

Risks Relating to an Investment in the Notes and the Common Stock

Your right to receive payments on the notes is junior to our existing and future senior debt, including indebtedness under our existing senior credit agreement.

The notes are our unsecured, senior subordinated obligations. By their express terms, the notes rank junior in right of payment to all of our existing senior debt, including indebtedness under our existing senior credit agreement, and our future senior debt. Any debt incurred by CONMED will be senior to the notes, unless its terms expressly provide that such debt ranks equal with, or junior in right of payment to, the notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our senior debt will be entitled to be paid in full before any payment may be made with respect to the notes. In addition, under the subordination provisions of the notes, we may be prevented from making payments in respect of the notes if a payment default or certain other defaults in respect of our senior debt occurs. Further, the subordination provisions of the notes provide that, prior to the termination or expiration of our senior credit agreement (as it may be amended, modified or extended), we may not repurchase or otherwise acquire notes, including in connection with a fundamental change or a purchase by us at the option of the holder, unless we obtain the consent of the lenders under the senior credit agreement.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us, holders of the notes and our future senior subordinated debt will participate in the assets remaining only after we have paid all of our senior debt in full. In any of these cases, we may not have sufficient funds or assets to pay all of our creditors, and holders of notes may receive less, ratably, than the holders of senior debt. Furthermore, because the indenture governing the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may also receive less, ratably, than holders of trade payables in any such proceeding since such creditors have not agreed to be subordinated.

Risk factors

In addition, a significant amount of our operations are conducted through our subsidiaries. However, none of our subsidiaries has guaranteed or otherwise become obligated with respect to the notes, and, as a result, the notes are effectively subordinated to all liabilities and other obligations of our subsidiaries.

As of December 31, 2004, CONMED had approximately $144.5 million of consolidated indebtedness that would rank senior to the notes and CONMED’s subsidiaries had approximately $42.1 million of liabilities and other obligations that would effectively rank senior to the notes (other than guarantees of senior indebtedness of CONMED).

The notes are effectively subordinated to any secured debt of CONMED, including amounts outstanding under the senior credit agreement, and all indebtedness of CONMED’s subsidiaries.

The notes will not be secured, by any of our assets or those of our subsidiaries. The notes will be effectively subordinated to all of our existing and future secured indebtedness.

In any liquidation, dissolution, bankruptcy, or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the notes. In addition, in the event of a bankruptcy, liquidation, or reorganization of any of CONMED’s subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets of the subsidiaries are made available for distribution to CONMED. As of December 31, 2004, the notes were effectively junior to all $144.5 million of our other consolidated debt, all of which is secured indebtedness.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture pursuant to which the notes were issued will not restrict us or our subsidiaries from incurring additional indebtedness. As of December 31, 2004, the amount available under our senior credit agreement was approximately $100 million, and we had approximately $4.2 million cash. If new indebtedness is incurred by us or our subsidiaries, the indebtedness risks that we and they face would be exacerbated.

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

We have now and, after the offering, will continue to have indebtedness that is substantial in relation to our stockholders’ equity, as well as interest and debt service requirements that are significant compared to our cash flow from operations. On December 31, 2004, we had total indebtedness of $294.5 million, representing 39.7% of total capitalization, which does not include the $49.0 million of accounts receivable sold under the accounts receivable sales agreement described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Form 10-K.

Our indebtedness could have important consequences to you. For example, it could:

➢	make it more difficult for us to satisfy our obligations with respect to the notes;

➢	reduce the availability of our cash flow to fund working capital, capital expenditures, acquisitions, dividends and other general corporate needs;

Risk factors

➢	limit or impair our ability to borrow additional funds for working capital, capital expenditures, acquisitions or general corporate purposes, or cause such additional borrowing to be at higher interest rates;

➢	place us at a competitive disadvantage compared to our competitors with less leverage;

➢	limit our ability to adjust rapidly to market conditions;

➢	increase our vulnerability to a general economic downturn or other adverse industry conditions; and

➢	expose us to the risk of increased interest rates because most of our borrowings, including our borrowings under our senior credit agreement, are and will continue to be at variable interest rates.

Any default under the agreements governing our indebtedness, including a default under our senior credit agreement that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could make us unable to pay principal and interest on the notes and substantially decrease the market value of the notes.

The notes will contain few restrictive covenants, and there is limited protection in the event of a change in control.

The indenture under which the notes were issued contains few restrictive covenants, and may not protect you from many kinds of transactions that may adversely affect you. In particular, the indenture does not contain covenants that limit our ability to pay dividends or make distributions on or redeem our capital stock or limit our ability to incur additional indebtedness and, therefore, does not protect you in the event of a highly leveraged transaction or other similar transaction. In addition, the requirement that we offer to repurchase the notes upon a fundamental change is limited to the transactions specified in the definition of a “fundamental change” under “Description of notes—Holders may require us to repurchase their notes upon a fundamental change.” Accordingly, we could enter into a number of transactions, such as acquisitions, refinancings or a recapitalization, that could affect our capital structure and the value of our common stock but would, not trigger a repurchase obligation under the indenture.

We may not be able to repurchase the notes or pay the amounts due upon conversion of the notes when necessary.

In certain circumstances you may require us to repurchase all or a portion of your notes to the extent set forth in this prospectus. In addition, upon conversion of the notes, we are obligated to satisfy our conversion obligation up to the principal amount of the notes in cash. If you were to require us to repurchase your notes, including following a change in control or other event that constitutes a fundamental change or at the option of the holder on November 15, 2011, 2014 or 2019, or you were to convert your notes, we cannot be sure that we will be able to pay the amount required when necessary. Our ability to repurchase the notes is limited by our senior credit agreement and may be limited by law, by the indenture, by the terms of other agreements relating to our senior debt and by indebtedness and agreements that we may enter into in the future which may replace, supplement or amend our existing or future debt. Under the subordination provisions of the notes, prior to the termination or expiration of our senior credit agreement (as it may be amended, modified or extended), we may not repurchase or otherwise acquire notes, including in connection with a fundamental change or a purchase by us at the option of the holder, unless we obtain the consent of the lenders under the senior credit agreement. If you were to require us to repurchase your notes, including following a change in control or other event that constitutes a fundamental change or on November 15, 2011, 2014 or 2019 when we are prohibited from repurchasing or redeeming the notes, we could seek the consent of lenders to repurchase the notes or

Risk factors

could attempt to refinance the borrowings that contain this prohibition. If we do not obtain a consent or refinance these borrowings, we would remain prohibited from repurchasing the notes. In addition, we could seek to obtain third-party financing to pay for any amounts due in cash upon conversion of the notes, but we cannot be sure that such third-party financing will be available on commercially reasonable terms, if at all. Our failure to repurchase the notes or make the required payments upon conversion would constitute an event of default under the indenture under which we will issue the notes, which might constitute a default under the terms of our senior credit agreement and other indebtedness at that time.

The net share settlement feature of the notes may have adverse consequences.

The net share settlement feature of the notes, as described under “Description of Notes—Conversion Rights—Payment Upon Conversion,” may:

➢	result in holders receiving no shares upon conversion or fewer shares relative to the conversion value of the notes;

➢	reduce our liquidity;

➢	delay holders’ receipt of the proceeds upon conversion; and

➢	subject holders to market risk before receiving any shares upon conversion.

The conversion value that you will receive upon conversion of the notes, if convertible, will be equal to the product of the conversion rate then in effect and the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day after the day the notes are tendered for conversion. Except as described in this prospectus, we will pay the conversion value in cash, up to the principal amount of the notes being converted, and the residual conversion value, if any, in shares of our common stock valued at this 10-day average price per share. The indenture relating to the notes provides for adjustments to the conversion rate in certain circumstances. However, we will not be required to increase the conversion rate above 37.3134 shares per $1,000 principal amount, subject to certain exceptions In addition, in order to comply with the continued listing requirements of the Nasdaq National Market, we may not issue more than an aggregate of approximately 5.75 million shares of common stock, subject to adjustment, upon conversion or otherwise in respect of the notes. This number represents approximately 20% of our outstanding shares of common stock on November 10, 2004 after giving effect to our repurchase of $30.0 million of our outstanding shares of common stock with a portion of the proceeds from the issuance of the notes in the private placement on November 10, 2004.

The make-whole premium payable on notes that are converted in connection with, or tendered for repurchase upon, a fundamental change may not adequately compensate you for the lost option time value of your notes as a result of that fundamental change.

If certain fundamental changes occur before November 15, 2011, we will under certain circumstances pay a make-whole premium on the notes that are converted in connection with, or tendered for repurchase upon, that fundamental change. The amount of the make-whole premium depends on the date on which the fundamental change becomes effective and the price paid per share of our common stock in the transaction constituting the fundamental change. See “Description of Notes—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium.” Although the make-whole premium is designed to compensate you for the lost option value of your notes as a result of the fundamental change, the amount of the make-whole premium is only an approximation of the lost value and may not adequately compensate you for the loss. In addition, if a fundamental

Risk factors

change occurs after November 15, 2011, or if the applicable price is less than or equal to $26.80 per share or greater than $110.00 per share (in each case, subject to adjustment), then we will not pay any make-whole premium. Furthermore, because we must pay the make-whole premium in the same form of consideration which was paid for our common stock in the transaction constituting the fundamental change, you may receive consideration that is illiquid or otherwise of lesser value than expected. Also, a holder may not receive the make-whole premium payable upon conversion until the fundamental change repurchase date relating to the applicable fundamental change, or even later, which could be a significant period of time after the date the holder has tendered its notes for conversion. Finally, in order to comply with the continued listing requirements of the Nasdaq National Market, we may not issue more than a total of approximately 5.75 million shares of our common stock in respect of the notes (subject to adjustment for stock splits, stock dividends and similar events). This could limit the amount of the make-whole premium you receive in some circumstances, if any fundamental change make-whole premium is required to be paid in shares of our common stock.

You should consider the U.S. federal income tax consequences of owning the notes.

Because we agreed with each holder of the notes in the indenture to treat the notes as “contingent payment debt instruments” subject to the contingent payment debt regulations, a holder will recognize taxable income significantly in excess of cash received while the notes are outstanding. In addition, a holder generally will recognize ordinary income, rather than capital gain, upon a sale, exchange, conversion, or redemption of the notes at again. See “U.S. Taxation.”

You may have to pay taxes if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

We will adjust the conversion rate of the notes for stock splits and combinations, stock dividends, certain cash dividends and certain other events that affect our capital structure. See “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See “U.S. Taxation—United States Holders—Constructive Dividends” and “—Non-U.S. Holders—Constructive Dividends.”

There may not be a liquid market for the notes, and you may not be able to sell your notes at attractive prices or at all.

There is currently no trading market for the notes. The notes currently trade on The PORTAL market. However, no notes sold under this prospectus will trade on the PORTAL Market. We do not intend to list the notes on any national or other securities exchange, or on the Nasdaq National Market. Accordingly, no public market for the notes may develop, and any market that develops may not last. Even if an active trading market were to develop, the notes could trade at prices that may be lower than the initial offering price. The trading price of the notes will depend on many factors, including:

➢	prevailing interest rates and interest rate volatility;

➢	the trading price of our common stock;

➢	the markets for similar securities;

➢	our financial condition, results of operations and prospects;

➢	the publication of earnings estimates or other research reports and speculation in the press or investment community;

Risk factors

➢	changes in our industry and competition; and

➢	general market and economic conditions.

As a result, we cannot assure you that you will be able to sell the notes at attractive prices or at all.

The trading prices for the notes could be directly affected by the trading prices of our common stock, which are impossible to predict.

The market price for our common stock may be highly volatile. A variety of factors may have a significant impact on the market price of our common stock, including:

➢	the publication of earnings estimates or other research reports and speculation in the press or investment community;

➢	changes in our industry and competitors;

➢	our financial condition, results of operations and prospects;

➢	any future issuances of our common stock, which may include primary offerings for cash, issuances in connection with business acquisitions and the grant or exercise of stock options from time to time;

➢	general market and economic conditions; and

➢	any outbreak or escalation of hostilities.

In addition, the Nasdaq National Market can experience extreme price and volume fluctuations that can be unrelated or disproportionate to the operating performance of the companies listed on the Nasdaq National Market. Broad market and industry factors may negatively affect the market price of our common stock, regardless of actual operating performance. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been instituted against companies. This type of litigation, if instituted, could result in substantial costs and a diversion of management’s attention and resources, which would harm our business.

Volatility in the market price of our common stock may make it more difficult for you to sell the common stock, if any, you receive on conversion of the notes. In addition, because a portion of the notes will potentially be convertible into our common stock, subject to satisfaction of certain specified conditions, the value of the notes will likely also be affected by the factors summarized above.

The notes have been rated B by Standard & Poor’s and B2 by Moody’s. We cannot assure you that these ratings will remain for any period of time, or that these ratings will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, circumstances relating to the basis of the rating, such as adverse changes in our business, so warrant. An adverse change in any current or future rating could cause the liquidity or market value of the notes to decline significantly.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including but not limited to the issuance of stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions or combinations of our common stock, distributions of capital stock, indebtedness or assets, certain cash dividends and certain tender or exchange offers as described under “Description of Notes—Conversion Rights—Adjustments to the Conversion Rate.” The conversion rate will not be adjusted for other events, such as an issuance of common stock for cash, that may adversely affect the

Risk factors

trading price of the notes or the common stock. We will not be required to increase the conversion rate above 37.3134 shares per $1,000 principal amount, subject to certain exceptions. In addition, in order to comply with the continued listing requirements of the Nasdaq National Market, we may not issue more than a total of approximately 5.75 million shares of our common stock in respect of the notes (subject to adjustment in certain cases). These limitations could result in us not being able to make anti-dilution adjustments to the conversion rate to which you would otherwise be entitled. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes. For example, in the event that an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Forward-looking statements

This prospectus contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to us that are based on the beliefs of our management, as well as assumptions made by and information currently available to our management.

When used in this prospectus, the words “estimate,” “project,” “believe,” “anticipate,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those identified under the caption “Risk Factors” in this prospectus that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following:

➢	general economic and business conditions;

➢	cyclical customer purchasing patterns due to budgetary and other constraints;

➢	changes in customer preferences;

➢	competition;

➢	changes in technology;

➢	the introduction and acceptance of new products;

➢	the ability to evaluate, finance and integrate acquired businesses, products and companies;

➢	changes in business strategy;

➢	the possibility that United States or foreign regulatory and/or administrative agencies may initiate enforcement actions against us or our distributors;

➢	future levels of indebtedness and capital spending;

➢	quality of our management and business abilities and the judgment of our personnel;

➢	the availability, terms and deployment of capital;

➢	the risk of litigation, especially patent litigation as well as the cost associated with patent and other litigation;

➢	changes in foreign exchange and interest rates;

➢	changes in regulatory requirements; and

➢	various other factors referenced in our Form 10-K and this prospectus.

See “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 1: Business” in our Form 10-K and “Risk Factors” in this prospectus for a further discussion of these factors. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Use of proceeds

We will not receive any proceeds from the resale of the notes or the underlying common stock by selling securityholders.

Ratio of earnings to fixed charges

Set forth below is information concerning our ratio of earnings to fixed charges on a consolidated basis for the periods indicated. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make the required interest payments on the notes.

For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes and fixed charges. “Fixed charges” consist of interest on all indebtedness and an interest factor attributable to rentals. The percent of rental expense included in the calculation of fixed charges is a reasonable approximation of the interest factor.

The pro-forma ratio of earnings to fixed charges for the year ended December 31, 2004, reflects the estimated effect on interest expense of the replacement of $115.1 million of senior indebtedness under our credit agreement with $115.1 million of 2.50% convertible senior subordinated notes as if the debt replacement occurred at the beginning of the period.

	Years Ended										Pro forma
	December 31, 2000		December 31, 2001		December 31, 2002		December 31, 2003		December 31, 2004		December 31, 2004

Fixed Charges:
Interest expense, including amortization of debt issuance costs	$34,286		$30,824		$24,513		$18,868		$12,774		$10,944
Portion of rental expense deemed to represent interest	1,114		919		688		653		883		883

Total fixed charges	$35,400		$31,743		$25,201		$19,521		$13,657		$11,827

Earnings:
Income (loss) from continuing operations before income taxes	$30,178		$38,134		$53,361		$53,009		$49,562		$51,392
Fixed charges	35,400		31,743		25,201		19,521		13,657		11,827

Total earnings (loss) for computation of ratio	$65,578		$69,877		$78,555		$72,523		$63,219		$63,219

Ratio of earnings to fixed charges	1.85	x	2.20	x	3.12	x	3.72	x	4.63	x	5.35	x

Price range of common stock

Our common stock is traded publicly on the Nasdaq National Market under the symbol “CNMD.” The following table presents quarterly information on the price range of our common stock. This information indicates the high and low closing sales prices reported by the Nasdaq National Market.

	High	Low
Fiscal year ended December 31, 2002
First quarter	$25.00	$19.29
Second quarter	27.00	22.25
Third quarter	22.72	15.60
Fourth quarter	21.52	18.10
Fiscal year ended December 31, 2003
First quarter	$20.74	$13.95
Second quarter	20.83	16.69
Third quarter	22.00	18.21
Fourth quarter	24.30	19.52
Fiscal year ended December 31, 2004
First quarter	$29.54	$23.72
Second quarter	30.89	24.00
Third quarter	27.92	20.73
Fourth quarter	30.02	25.47
Fiscal year ending December 31, 2005
First quarter	$30.16	$27.21
Second quarter (through April 19, 2005)	32.30	29.61

For the last sale price reported for our common stock on the Nasdaq National Market, see the cover page of this prospectus.

Description of notes

We issued the notes under an indenture dated as of November 10, 2004, between us and The Bank of New York, as trustee. The following summary of the terms of the notes, the indenture and the registration rights agreement does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the notes, the indenture and the registration rights agreement. We urge you to read these documents in their entirety because they, and not this description, define your rights as holders of the notes. You may request copies of these documents at our address set forth below under “Where You Can Find Additional Information.”

For purposes of this summary, the terms “CONMED,” “we,” “us” and “our” refer only to CONMED Corporation and not to any of its subsidiaries, unless we specify otherwise. Unless the context requires otherwise, the term “interest” includes “contingent interest” and “additional interest,” and references to dollars mean U.S. dollars. The term “premium” includes the “make-whole premium” we describe under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium,” unless the context requires otherwise.

General

The notes we offered:

➢	are limited to $150,000,000 aggregate principal amount;

➢	bear interest at a rate of 2.50% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2005, to holders of record at the close of business on the preceding May 1 and November 1, respectively, except as described below;

➢	bear contingent interest, commencing with the six-month period beginning November 15, 2011, if the average trading price of the notes exceeds a specified amount, as described under “—Contingent Interest”;

➢	bear additional interest if we fail to comply with the obligations we describe under “—Registration Rights; Additional Interest”;

➢	were issued in denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof;

➢	are our unsecured indebtedness and are subordinated in right of payment to our senior indebtedness and effectively subordinated to all liabilities and obligations of our subsidiaries, as described under “—Subordination”;

➢	are convertible into cash and, if applicable, shares of our common stock based on an initial conversion rate of 26.1849 shares per $1,000 principal amount of notes (which represents an initial conversion price of approximately $38.19 per share) under the conditions and subject to such adjustments described under “—Conversion Rights”;

➢	are redeemable, in whole or in part, by us at any time on or after November 15, 2011, at a redemption price in cash equal to 100% of the principal amount of the notes we redeem, plus accrued and unpaid interest to, but excluding, the redemption date, as described under “—Redemption of Notes at Our Option”;

➢	are subject to purchase by us at the option of the holder on each of November 15, 2011, 2014 and 2019, at a purchase price in cash equal to 100% of the principal amount of the notes to be purchased, plus accrued and unpaid interest to, but excluding, the purchase date, as described under “—Purchase of Notes by Us at the Option of the Holder”;

Description of notes

➢	are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” at a repurchase price of a cash amount equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date; and in the event of certain fundamental changes that occur before November 15, 2011, a make-whole premium in the amount and form described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium”; and

➢	mature on November 15, 2024, unless previously redeemed, repurchased or purchased by us or converted.

All cash payments on the notes will be made in U.S. dollars.

We issued the notes in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof, without coupons. We initially issued the notes as global securities in book-entry form. We will make payments in respect of notes in book-entry form by wire transfer of immediately available funds to the accounts specified by holders of the notes. For a note that has been subsequently issued in certificated form, we will mail a check to the holder’s registered address.

You may convert notes at the office of the conversion agent, present notes for registration of transfer at the office of the registrar for the notes and present notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the notes.

We will not provide a sinking fund for the notes. The indenture does not contain any financial covenants, including financial covenants that limit our ability to incur additional indebtedness, including senior or secured indebtedness (except to the limited extent described under “—Limitation on Layering Indebtedness”), pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of notes in the event of a highly leveraged transaction or a change in control, except as, and only to the limited extent, described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change” and “—Consolidation, Merger and Sale of Assets.”

If any payment date with respect to the notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

We have determined that the notes contain several embedded derivatives; however, we believe that the derivatives have a nominal value, if any, and as such would not have a material impact on our future earnings or financial position.

Interest Payments

The notes bear interest at the rate of 2.50% per annum, payable semi-annually in arrears on each May 15 and November 15 of each year, beginning on May 15, 2005. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding May 1 and November 1, respectively. Interest accrues on the notes from and including November 10, 2004 or from and including the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We pay interest on the notes on the basis of a 360-day year of twelve 30-day months.

Description of notes

If a holder surrenders a note for conversion after the close of business on the record date for the payment of an installment of interest and before the related interest payment date, then, despite the conversion, we will, on the interest payment date, pay the interest (including contingent interest, if any, described under “—Contingent Interest” below) due with respect to the note to the person who was the record holder of the note at the close of business on the record date. However, unless we have called the note for redemption, the holder who surrenders the note for conversion must pay to the conversion agent upon surrender of the note an amount equal to the interest payable on such interest payment date on the portion of the note being converted. A holder that surrenders a note for conversion need not pay any overdue interest that has accrued on the note.

If we redeem the notes, or if a holder surrenders a note for purchase at the option of the holder or for repurchase upon a repurchase event as described under “—Purchase of Notes By Us at the Option of the Holder” and “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” we will pay accrued and unpaid interest, if any, to the holder that surrenders the security for redemption, purchase or repurchase, as the case may be. However, if we redeem a note on a redemption date that is an interest payment date, we will pay the accrued and unpaid interest due on that interest payment date instead to the record holder of the note at the close of business on the record date for that interest payment.

For a description of when and to whom we must pay additional interest, if any, see “—Registration Rights; Additional Interest.”

Contingent Interest

We will pay contingent interest in cash to holders of notes during any six-month period from May 15 to and including November 14 and from November 15 to and including May 14, commencing with the six-month period beginning November 15, 2011, if the average trading price of the notes during the five consecutive trading days preceding the third trading day before the first day of the applicable six-month period equals at least 120% of the principal amount of the notes. We will instruct the bid solicitation agent to determine the daily trading prices of the notes during each applicable five consecutive trading day period. The bid solicitation agent will calculate the trading price in the same manner as described under “—Conversion Rights—Conversion Upon Satisfaction of the Trading Price Condition.”

The amount of contingent interest payable per $1,000 principal amount of notes in respect of any six-month period will be equal to a per annum rate of 0.25% of the average trading price of the notes during the applicable five consecutive trading day period described above.

We will pay contingent interest, if any, in the same manner we will pay regular interest, as described above under “—Interest Payments.” Furthermore, a holder’s obligation, if any, to pay contingent interest upon surrendering a note for conversion after the close of business on the record date for the payment of an installment of interest and before the related interest payment date will also be the same as described above under “—Interest Payments.”

If we determine that contingent interest is payable with respect to a six-month period as described above, then we will publicly announce, and provide notice to the trustee of, the amount of contingent interest that is payable.

Pursuant to the indenture, we and each holder of the notes have agreed, for U.S. federal income tax purposes, to treat the notes as indebtedness that is subject to Treasury Regulations governing contingent payment debt instruments.

Description of notes

Conversion Rights

If the conditions for conversion of the notes described below, including those described under “—Conditions for Conversion” and “—Conversion Procedures,” are satisfied, holders of notes may, subject to prior maturity, redemption or repurchase, convert their notes in integral multiples of $1,000 principal amount into cash in an amount described below and, if applicable, shares of our common stock, based on an initial conversion rate of 26.1849 shares of our common stock per $1,000 principal amount of notes, subject to adjustment as described below. This rate results in an initial conversion price of approximately $38.19 per share. The amount of cash paid upon conversion of the notes will not exceed the aggregate principal amount of the notes issued. A holder that converts notes in connection with certain fundamental changes that occur before November 15, 2011 will receive, in addition to the cash and any shares received upon conversion, the make-whole payment described under “Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium.” We will not issue fractional shares of common stock upon conversion of the notes and instead will pay a cash adjustment for fractional shares based on the 10-day weighted average price per share of our common stock described below. Except as described below, we will not make any payment or other adjustment on conversion with respect to any accrued interest on the notes, and we will not adjust he conversion rate to account for accrued and unpaid interest.

On conversion, the holders of notes will also receive the rights under any future stockholder rights plan (i.e., a poison pill) we may establish, whether or not the rights are separated from our common stock prior to conversion. We currently do not have a stockholder rights plan.

In certain circumstances, holders must pay interest upon conversion between a record date and interest payment date. See “Interest Payments.”

The conversion right with respect to any notes we have called for redemption will expire at the close of business on the last business day immediately preceding the redemption date, unless we default in the payment of the redemption price. A note for which a holder has delivered a purchase notice or a fundamental change repurchase notice, as described below, requiring us to purchase the note may be surrendered for conversion only if the holder withdraws the notice in accordance with the indenture, unless we default in the payment of the purchase price or fundamental change repurchase price.

Except as provided in the indenture, if we reclassify our common stock or are party to a consolidation, merger or binding share exchange, or if we sell, transfer, lease, convey or otherwise dispose of all or substantially all of our property or assets, then, at the effective time of the transaction, the right to convert a note will be changed into a right to convert it into the kind and amount of shares of stock and other securities and property (including cash) which a holder of such note would have received (the “reference property”) if the holder had converted the note and received solely shares of our common stock, at the conversion rate then applicable, upon such conversion, immediately before the transaction (assuming that the holder would not have exercised any rights of election that the holder would have had as a holder of common stock to select a particular type of consideration). However, after the effective time of the transaction, the principal return payable upon conversion of the notes will continue to be payable in cash and the conversion value will be calculated based on the fair value of the reference property. A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors.

There is no precise, established definition of the phrase “all or substantially all” of our property or assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of a significant portion but less than all of our property or assets.

Description of notes

In the event of:

➢	a taxable distribution to holders of common stock which results in an adjustment to the conversion rate; or

➢	an increase in the conversion rate at our discretion,

the holders of the notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our stockholders. See “U.S. Taxation—United States Holders—Constructive Dividends” and “—Non-U.S. Holders—Constructive Dividends.”

Conversion Procedures.    To convert a note, the holder must complete the conversion notice on the back of the note and deliver it, together with the note and any required interest payment, to the office of the conversion agent for the notes, which will initially be the office of the trustee. Once given, a notice of conversion may not be rescinded. In addition, the holder must pay any tax or duty payable as a result of any transfer involving the issuance or delivery of the shares of common stock in a name other than that of the registered holder of the note. The note will be deemed to be converted on the date on which the holder has satisfied all of these requirements.

We will deliver, through the conversion agent, the cash and, if applicable, shares of common stock issuable upon conversion as soon as practicable, but in no event more than five business days after the last trading day in the 10 consecutive trading days used to calculate the 10-day weighted average price per share of our common stock described below. However, we will deliver, through the conversion agent, the make-whole premium, if any, due on a note upon conversion in connection with a fundamental change as soon as practicable, but in no event after the later of the applicable fundamental change repurchase date and the date the note is tendered for conversion. See “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium.”

For a discussion of certain tax consequences to a holder receiving cash and, if applicable, shares of common stock upon surrendering notes for conversion, see “U.S. Taxation—United States Holders—Sale, Exchange, Conversion or Redemption” and “—Non-U.S. Holders—Sale, Exchange or Redemption of Notes or of Shares of Common Stock.”

Payment Upon Conversion.    Holders that tender their notes for conversion will receive cash and, if applicable, shares of our common stock. The aggregate value (the “conversion value”) of the cash and, if applicable, shares of common stock per $1,000 principal amount of notes converted will be equal to the product of:

➢	the conversion rate in effect at the time the notes are tendered for conversion; and

➢	the average of the daily volume-weighted average price per share of our common stock for each of the 10 consecutive trading days beginning on the second trading day immediately following the day the notes are tendered for conversion (the “10-day weighted average price”).

Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time from, and including, the date the notes are tendered for conversion to, and including, the date that we deliver the consideration payable upon conversion.

Description of notes

The “volume-weighted average price” per share of our common stock on a trading day is the volume-weighted average price per share of our common stock on the Nasdaq National Market or, if our common stock is not listed on the Nasdaq National Market, on the principal exchange or over-the-counter market on which our common stock is then listed or traded in all cases, from 9:30 a.m. to 4:30 p.m., New York City time, on that trading day, as displayed by Bloomberg or such other comparable service that has replaced Bloomberg. If such volume weighted average price is not available, then our board of directors will in good faith determine the amount to be used as the volume-weighted average price.

Except as described below under “—Adjustments to the Conversion Rate,” we will deliver the conversion value of the notes surrendered for conversion to converting holders as follows:

➢	a cash amount (the “principal return”) equal to the lesser of:

➢	the aggregate conversion value of the notes to be converted; and

➢	the aggregate principal amount of the notes to be converted;

➢	if the aggregate conversion value of the notes to be converted is greater than the principal return, an amount in whole shares (the “net shares”), determined as set forth below, equal to the aggregate conversion value less the principal return (the “net share amount”); and

➢	a cash amount, based on the 10-day weighted average price per share of our common stock, in lieu of any fractional shares of common stock.

The number of net shares we will deliver upon conversion is equal to the net share amount divided by the 10-day weighted average price per share of our common stock.

We will determine the conversion value, principal return, net share amount and number of net shares at the end of the 10 consecutive trading day period beginning on the second trading day immediately following the day the notes are tendered for conversion. We may not have the financial resources, and we may not be able to arrange for financing, to pay the principal return for all notes holders have tendered for conversion. Furthermore, payment of the principal return may be prohibited by the subordination provisions of the indenture and may violate the terms of our then existing indebtedness. See “Risk Factors—We may not have the ability to raise the funds to purchase the notes on the purchase dates or upon a fundamental change or to pay the cash payment due upon conversion.” Our failure to pay the principal return on the notes when converted would result in an event of default with respect to the notes, whether or not the subordination provisions permit the payment. An event of default may, in turn, cause a default under our senior indebtedness. See “—Subordination.”

Payment of Make-Whole Premium Following Conversion Upon the Occurrence of Certain Fundamental Changes.    If:

➢	a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” occurs before November 15, 2011; and

➢	that fundamental change is a transaction or series of transactions as a result of which 50% or more of our common stock outstanding immediately before that fundamental change is exchanged for, converted into, acquired for, or constitutes solely the right to receive, shares of stock or other securities or property (including cash), or any combination thereof, then holders who surrender their notes for conversion during the period that begins on, and includes, the 15th business day before the date we originally announce as the anticipated effective date of the

Description of notes

fundamental change and ends on, and includes, the 15th business day after the actual effective date of the fundamental change will also receive the “make-whole premium” described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium.” In connection with such a fundamental change, we will pay this make-whole premium in addition to the cash and, if applicable, shares to which these holders are otherwise entitled to receive upon conversion.

Conditions for Conversion.    The notes will become convertible only in certain circumstances, which we describe below. If the notes become convertible, we will provide written notice to each holder, and we will publicly announce, that the notes have become convertible, stating:

➢	the event causing the notes to become convertible;

➢	the time during which the notes will be convertible as a result of that event;

➢	whether a make-whole premium, as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium,” is payable upon conversion in connection with that event;

➢	if a make-whole premium will be payable, the form of consideration in which we will pay the make-whole premium and the amount of such consideration; and

➢	the procedures holders must follow to convert their notes, including the name and address of the conversion agent.

We will make this public announcement as soon as practicable.

Holders may surrender their notes for conversion prior to maturity or earlier redemption or repurchase only in the following circumstances:

Conversion Based on Price of Common Stock.    Prior to maturity or earlier redemption or repurchase, holders may surrender their notes for conversion during any calendar quarter after the calendar quarter ending December 31, 2004, if the “closing sale price” (as defined in the indenture and described below) of our common stock for each of 20 or more consecutive trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, during that 30 consecutive trading day period.

The “closing sale price” of our common stock on any trading day generally means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such trading day on the U.S. principal national securities exchange on which our common stock is listed or, if our common stock is not listed on a U.S. national securities exchange, as reported by the Nasdaq system or otherwise as provided in the indenture.

Conversion Upon Satisfaction of the Trading Price Condition.    Prior to maturity or earlier redemption or repurchase, holders may surrender their notes for conversion during the five business day period after any 10 consecutive trading day period (the “note measurement period”) in which the average trading price per $1,000 principal amount of notes over such 10 consecutive trading day period, as determined following a request by a holder of notes in accordance with the procedures described below, was equal to or less than 97% of the average conversion value of the notes during the note measurement period. We refer to this condition as the “trading price condition.”

Description of notes

For purposes of the trading price condition, the “conversion value” per $1,000 principal amount of notes on a trading day is the product of the closing sale price per share of our common stock and the conversion rate of the notes in effect on that trading day.

Except as described below, the “trading price” of the notes on any day generally means the average secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 4:00 p.m., New York City time, on such day from three independent nationally recognized securities dealers we select. However, if the bid solicitation agent can reasonably obtain only two such bids, then the average of the two bids will be instead used, and if the bid solicitation agent can reasonably obtain only one such bid, then that one bid will be used. Even still, if on a given day:

➢	the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from one of the independent nationally recognized securities dealers; or

➢	in the reasonable, good faith judgment of our board of directors, the bid quotation or quotations that the bid solicitation agent has obtained are not indicative of the secondary market value of the notes, then the trading price per $1,000 principal amount of notes will be deemed to be equal to 97% of the product of the closing sale price of our common stock on that day and the conversion rate then in effect.

The bid solicitation agent will have no obligation to determine the trading price of the notes unless we have requested it to do so, and we will have no obligation to make such request unless a holder provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be equal to or less than 97% of the conversion value of the notes. At such time, we will instruct the bid solicitation agent to determine the trading price of the notes for each of the next 10 trading days and on each following trading day until the trading price condition is no longer satisfied.

Conversion Based on Redemption.    If we call a note for redemption, the holder of that note may surrender it for conversion at any time before the close of business on the business day immediately preceding the redemption date.

Conversion Upon the Occurrence of Certain Corporate Transactions.    If:

➢	we are party to a consolidation, merger or binding share exchange pursuant to which over 50% of our outstanding shares of common stock would be converted into cash, securities or other property; or

➢	a “fundamental change,” as described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change,” occurs,

then a holder may surrender notes for conversion at any time during the period that begins on, and includes, the 15th business day before the date we originally announce as the anticipated effective date of the fundamental change, transaction or event and ends on, and includes, the 15th business day after the actual effective date of the fundamental change, transaction or event.

Holders that convert their notes in connection with certain fundamental changes that occur before November 15, 2011 may in some circumstances also receive the make-whole premium described under “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change—Make-Whole Premium.” In connection with such a fundamental change, we will pay this make-whole premium in addition to the cash and, if applicable, shares to which these holders are otherwise entitled to receive upon conversion.

Description of notes

In addition, if we take any action, or become aware of an event, that would require an adjustment to the conversion rate as described in the third or fourth bullet point in “—Adjustments to the Conversion Rate” below, we must mail to holders written notice of the action or event at least 20 days before the record, effective or expiration date, as the case may be, of the transaction. If we take any action, or become aware of an event, that would require an adjustment to the conversion rate in the fifth or sixth bullet point in “—Adjustments to the Conversion Rate,” we will mail a similar written notice to holders as soon as practicable. Holders may surrender their notes for conversion beginning on the date we mail the notice (or, if earlier, the date the indenture requires us to mail the notice) until the earlier of:

➢	the close of business on the business day immediately preceding the “ex date” (as defined in the indenture) of the transaction; and

➢	the date we announce that the transaction will not take place.

Adjustments to the Conversion Rate.    Subject to the terms of the indenture, we will adjust the conversion rate for:

➢	dividends or distributions on our common stock, payable in shares of our common stock;

➢	subdivisions, combinations or certain reclassifications of our common stock;

➢	distributions to all or substantially all holders of our common stock of certain rights or warrants entitling them, for a period expiring not more than 60 days immediately following the record date for the distribution, to purchase or subscribe for shares of our common stock, or securities convertible into or exchangeable or exercisable for shares of our common stock, at a price per share that is less than the “current market price” (as defined in the indenture) of our common stock on the record date for the distribution;

➢	dividends or other distributions to all or substantially all holders of our common stock of shares of our capital stock (other than our common stock), evidences of indebtedness or other assets (other than dividends or distributions covered by the bullet points below) or the dividend or distribution to all or substantially all holders of our common stock of certain rights or warrants (other than those covered in the immediately preceding bullet point or, as described below, certain rights or warrants distributed pursuant to a stockholder rights plan) to purchase or subscribe for our securities; however, we will not adjust the conversion rate pursuant to this provision for distributions of certain rights or warrants, if we make certain arrangements for holders of notes to receive those rights and warrants upon conversion of the notes;

➢	cash dividends or other cash distributions to all or substantially all holders of our common stock, other than distributions described in the immediately following bullet point; and

➢	distributions of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the current market price per share of our common stock on the last date on which tenders or exchanges may be made pursuant to the tender or exchange offer.

Subject to the provisions of the indenture, if we distribute cash in accordance with the fifth bullet point above, then we will generally increase the conversion rate so that it equals the rate determined by multiplying the conversion rate in effect immediately before the close of business on the record date for the cash distribution by a fraction whose numerator is the “current market price” (as defined in the indenture and described below) per share of our common stock on the record date and whose denominator is that “current market price” less the per share amount of the distribution. However, we will not adjust the conversion rate pursuant to this provision to the extent that the adjustment would reduce the conversion price below $0.01.

Description of notes

“Current market price” per share of our common stock on a date generally means the average of the closing sale prices of our common stock, for the 10 consecutive trading days immediately preceding that date. We will make adjustments to the current market price in accordance with the indenture to account for the occurrence of certain events during the 10 consecutive trading day period.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

➢	we will not adjust the conversion rate until the earliest of these triggering events occurs; and

➢	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above if we make provision for holders of notes to participate in the transaction without conversion on a basis and with notice that our board of directors determines in good faith to be fair and appropriate, as provided in the indenture.

We will not adjust the conversion rate unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. In addition, at the end of each fiscal year, beginning with the fiscal year ending on December 31, 2005, we will give effect to any adjustments that we have otherwise deferred pursuant to this provision, and those adjustments, if any, will no longer be carried forward and taken into account in any subsequent adjustment.

To the extent permitted by law and the continued listing requirements of the Nasdaq National Market, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 days or any longer period required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to holders at least 15 days before the day the increase commences. In addition, we may also increase the conversion rate as we determine to be advisable in order to avoid taxes to recipients of certain distributions.

On conversion, the holders of notes will receive, in addition to the principal return and, if applicable, shares of our common stock and any cash for fractional shares, the rights under any future stockholder rights plan (i.e., a poison pill) we may establish, whether or not the rights are separated from our common stock prior to conversion. A distribution of rights pursuant to such a stockholder rights plan will not trigger a conversion rate adjustment pursuant to the fourth bullet point above so long as we have made proper provision to provide that holders will receive such rights upon conversion in accordance with the terms of the indenture. We currently do not have a stockholder rights plan.

Notwithstanding anything in the foregoing to the contrary, we may not increase the conversion rate above 37.3134 shares per $1,000 principal amount pursuant to the events described in the third, fourth, fifth or sixth bullet points immediately below “—Adjustments to the Conversion Rate” above. We will adjust this maximum conversion rate in the same manner as we adjust the conversion rate for stock splits and combinations, stock dividends, reclassifications and similar events. In addition, in order to comply with the continued listing requirements of the Nasdaq National Market, we may not issue more than a total of approximately 5.75 million shares in respect of the notes (subject to adjustment for stock splits, stock dividends and similar events), whether pursuant to net share settlement, anti-dilution adjustments to the conversion rate or as a result of the fundamental change make-whole premium. This number

Description of notes

represents approximately 20% of our outstanding shares of common stock as of November 10, 2004 after giving effect to our repurchase of $30.0 million of our outstanding shares of common stock with a portion of the proceeds from the issuance of the notes in the private placement on November 10, 2004. If anti-dilution adjustments made to the conversion rate pursuant to the terms of the indenture relating to the notes, and/or payments in respect of the fundamental change make-whole premium, would cause us to potentially exceed this Nasdaq share limitation, we will reduce the number of shares to be received by holders of the notes upon conversion by that amount which is determined by us in good faith to be necessary so that the Nasdaq share limitation will not be exceeded. In the event that the number of shares that you are entitled to receive is reduced, you will not receive any substitute or additional consideration as a result.

Redemption of Notes at Our Option

Prior to November 15, 2011, we may not redeem the notes. We may redeem the notes at our option, in whole or in part, at any time on or after November 15, 2011, on a date not less than 30 nor more than 60 days after the day we mail a redemption notice to each holder of notes to be redeemed at the address of the holder appearing in the security register, at a redemption price, payable in cash, equal to 100% of the principal amount of the notes we redeem plus any accrued and unpaid interest to, but excluding, the redemption date. However, if a redemption date is an interest payment date, the payment of interest becoming due on that date will be payable to the holder of record at the close of business on the relevant record date, and the redemption price will not include such interest payment. We will make at least 14 semi-annual interest payments on the notes before we may redeem the notes at our option.

For a discussion of certain tax consequences to a holder upon a redemption of notes, see “U.S. Taxation—United States Holders—Sale, Exchange, Conversion or Redemption” and “—Non-U.S. holders—Sale, Exchange or Redemption of Notes or Shares of Common Stock.”

If the paying agent holds money sufficient to pay the redemption price due on a note on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the redemption price upon delivery of the note.

The conversion right with respect to any notes we have called for redemption will expire at the close of business on the business day immediately preceding the redemption date, unless we default in the payment of the redemption price.

If we redeem less than all of the outstanding notes, the trustee will select the notes to be redeemed in integral multiples of $1,000 principal amount by lot, on a pro rata basis or in accordance with any other method the trustee considers fair and appropriate. However, we may redeem the notes only in integral multiples of $1,000 principal amount. If a portion of a holder’s notes is selected for partial redemption and the holder converts a portion of the notes, the principal amount of the note that is subject to redemption will be reduced by the principal amount that the holder converted.

We will not redeem any notes at our option if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the redemption price with respect to those notes.

Purchase of Notes By Us at the Option of the Holder

On each of November 15, 2011, 2014 and 2019 (each, a “purchase date”), a holder may require us to purchase all or a portion of the holder’s outstanding notes, at a price in cash equal to 100% of the

Description of notes

principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the purchase date, subject to certain additional conditions. On each purchase date, we will purchase all notes for which the holder has delivered and not withdrawn a written purchase notice. Holders may submit their written purchase notice to the paying agent at any time from the opening of business on the date that is 20 business days before the purchase date until the close of business on the business day immediately preceding the purchase date.

For a discussion of certain tax consequences to a holder receiving cash upon a purchase of the notes at the holder’s option, see “U.S. Taxation—United States Holders—Sale, Exchange, Conversion or Redemption” and “—Non-U.S. Holders—Sale, Exchange or Redemption of Notes or of Shares of Common Stock.”

We will give notice on a date that is at least 20 business days before each purchase date to all holders at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, stating, among other things:

➢	the amount of the purchase price;

➢	that notes with respect to which the holder has delivered a purchase notice may be converted, if otherwise convertible, only if the holder withdraws the purchase notice in accordance with the terms of the indenture; and

➢	the procedures that holders must follow to require us to purchase their notes, including the name and address of the paying agent.

To require us to purchase its notes, the holder must deliver a purchase notice that states:

➢	if the notes are held in certificated form, the certificate numbers of the holder’s notes to be delivered for purchase;

➢	the principal amount of the notes to be purchased, which must be an integral multiple of $1,000; and

➢	that the notes are to be purchased by us pursuant to the applicable provisions of the indenture.

For a discussion of certain tax consequences to a holder upon the exercise of the repurchase right, including, if applicable, the receipt of the make-whole premium described below, see “U.S. Taxation—United States Holders—Sale, Exchange, Conversion or Redemption” and “—Non-U.S. Holders—Sale, Exchange or Redemption of Notes or of Shares of Common Stock.”

A holder that has delivered a purchase notice may withdraw the purchase notice by delivering a written notice of withdrawal to the paying agent before the close of business on the business day before the purchase date. The notice of withdrawal must state:

➢	the name of the holder;

➢	a statement that the holder is withdrawing its election to require us to purchase its notes;

➢	if the notes are held in certificated form, the certificate numbers of the notes being withdrawn;

➢	the principal amount being withdrawn; which must be an integral multiple of $1,000; and

➢	the principal amount, if any, of the notes that remain subject to the purchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

Description of notes

To receive payment of the purchase price for a note for which the holder has delivered and not withdrawn a purchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the purchase notice. We will pay the purchase price for the note as soon as practicable but in no event more than five business days after the later of the purchase date and the time of delivery of the note, together with necessary endorsements.

If the paying agent holds on a purchase date money sufficient to pay the purchase price due on a note in accordance with the terms of the indenture, then, on and after that purchase date, the note will cease to be outstanding and interest on the note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the purchase price upon delivery of the note.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the purchase price for all notes holders have elected to have us purchase. Furthermore, payment of the purchase price may be prohibited by the subordination provisions of the indenture and may violate the terms of our existing or future indebtedness. See “Risk Factors—We may not be able to repurchase the notes or pay the amounts due upon conversion of the notes when necessary.” Our failure to purchase the notes when required would result in an event of default with respect to the notes, whether or not the subordination provisions permit the purchase. An event of default may, in turn, cause a default under our senior indebtedness. See “—Subordination.”

We may not purchase any notes at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the purchase price with respect to those notes.

In connection with any purchase offer, we will, to the extent applicable:

➢	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

➢	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change

If a “fundamental change” (as defined in the indenture and described below) occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. We must repurchase the notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” However, the fundamental change repurchase date must be no later than 30 trading days, and no earlier than 20 trading days, after the date we mail a notice of the fundamental change, as described below. The fundamental change repurchase date also cannot be before the date when the fundamental change occurs. In certain circumstances, as described below, we will also pay, in addition to the principal amount and accrued and unpaid interest, a “make-whole premium” (as defined in the indenture and described below) to holders who require us to repurchase their notes in connection with certain fundamental changes that occur before November 15, 2011.

Within 15 days after the occurrence of a fundamental change, we must mail to all holders of notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. We must also publish the notice in The New York Times, The Wall Street Journal or another newspaper of national circulation. The notice must state, among other things:

➢	the events causing the fundamental change;

Description of notes

➢	the date of the fundamental change;

➢	the fundamental change repurchase date;

➢	the last date on which a holder may exercise the repurchase right;

➢	the fundamental change repurchase price and, if applicable, the make-whole premium;

➢	if a make-whole premium will be payable, the form of consideration in which we will pay the make-whole premium and the amount of such consideration;

➢	the names and addresses of the paying agent and the conversion agent;

➢	the procedures that holders must follow to exercise their repurchase right;

➢	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and

➢	that notes with respect to which the holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

To exercise the repurchase right, a holder must deliver a written notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

➢	if the notes are held in certificated form, the certificate numbers of the notes that the holder will deliver for repurchase;

➢	the principal amount of the notes to be repurchased, which must be an integral multiple of $1,000; and

➢	that the notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.

A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

➢	the name of the holder;

➢	a statement that the holder is withdrawing its election to require us to repurchase its notes;

➢	if the notes are held in certificated form, the certificate numbers of the notes being withdrawn;

➢	the principal amount of notes being withdrawn, which must be an integral multiple of $1,000; and

➢	the principal amount, if any, of the notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

To receive payment of the fundamental change repurchase price and any applicable make-whole premium for a note for which the holder has delivered and not withdrawn a fundamental change repurchase notice, the holder must deliver the note, together with necessary endorsements, to the paying agent at any time after delivery of the fundamental change repurchase notice. We will pay the fundamental change repurchase price and any applicable make-whole premium for the note as soon as practicable but in no event more than five business days after the later of the fundamental change repurchase date and the time of delivery of the note, together with necessary endorsements.

Description of notes

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price, and consideration sufficient to pay any applicable make-whole premium, due on a note in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, the note will cease to be outstanding and interest on such note will cease to accrue, whether or not the holder delivers the note to the paying agent. Thereafter, all other rights of the holder terminate, other than the right to receive the fundamental change repurchase price and any applicable make-whole premium upon delivery of the note.

A “fundamental change” generally will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.”

A “change in control” generally will be deemed to occur at such time as:

➢	any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);

➢	the following persons cease for any reason to constitute a majority of our board of directors:

➢	individuals who on the first issue date of the notes constituted our board of directors; and

➢	any new directors whose election to our board of directors or whose nomination for election by our stockholders was approved by at least a majority of our directors then still in office either who were directors on such first issue date of the notes or whose election or nomination for election was previously so approved;

➢	we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which:

➢	the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the surviving or continuing corporation; and

➢	the persons that “beneficially owned,” directly or indirectly, the shares of our common stock immediately prior to such transaction, “beneficially own,” directly or indirectly, immediately after such transaction, shares of common stock of the surviving or continuing corporation in substantially the same proportion to each other as such ownership immediately prior to the transaction; or

➢	the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act.

However, a merger or consolidation will not be deemed to constitute a “change in control” if:

➢	at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such merger or consolidation consists of common stock and any associated rights traded on a U.S. national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such merger or consolidation); and

➢	as a result of such merger or consolidation, the notes become convertible solely into such common stock and associated rights.

Description of notes

A “termination of trading” is deemed to occur if our common stock (or other common stock into which the notes are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading, market in the United States.

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price and any applicable make-whole premium for all notes holders have elected to have us repurchase. Furthermore, payment of the fundamental change repurchase price may be prohibited by the subordination provisions of the indenture and may violate the terms of our existing or future indebtedness. See “Risk Factors—We may not have the funds necessary to repurchase the notes or pay the amounts due upon conversion of the notes when necessary.” Our failure to repurchase the notes when required would result in an event of default with respect to the notes, whether or not the subordination provisions permit the repurchase. An event of default may, in turn, cause a default under our senior indebtedness. See “—Subordination.”

We may in the future enter into transactions, including mergers or recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. Except to the very limited extent described in “—Limitation on Layering Indebtedness,” the indenture for the notes does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the notes. See “Risk Factors—Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes. “

In addition, the fundamental change repurchase feature of the notes would not necessarily afford holders of the notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the notes. Furthermore, the fundamental change repurchase feature of the notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

We will not repurchase any notes at the option of holders if there has occurred and is continuing an event of default with respect to the notes, other than a default in the payment of the fundamental change repurchase price with respect to the notes.

In connection with any fundamental change offer, we will, to the extent applicable:

➢	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws; and

➢	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws.

Make-Whole Premium.

If:

➢	a fundamental change occurs before November 15, 2011; and

➢	that fundamental change is a transaction or series of transactions as a result of which 50% or more of our common stock outstanding immediately before that fundamental change is exchanged for, converted into, acquired for, or constitutes solely the right to receive, shares of stock or other securities or property (including cash), or any combination thereof, then, in connection with a fundamental change repurchase, we will pay, in addition to the fundamental change repurchase price described above, a make-whole premium to holders who elect to require us to repurchase their notes in connection with such a fundamental change. In addition, if a holder surrenders

Description of notes

its notes for conversion at any time during the period that begins on, and includes, the 15th business day before the date we originally announce as the anticipated effective date of the fundamental change and ends on, and includes, the 15th business day after the actual effective date of the fundamental change, then the holder will receive:

➢	the applicable make-whole premium, as described below, plus

➢	the cash and, if applicable, shares of our common stock that are otherwise payable upon conversion, as described under “—Conversion Rights—Payment Upon Conversion.”

See “—Conversion Rights—Payment of Make-Whole Premium Following Conversion Upon the Occurrence of Certain Fundamental Changes.”

The Amount of the Make-Whole Premium.    The make-whole premium is equal to a specified percentage of the principal amount of the notes on which we must pay the make-whole premium. We will determine this percentage by reference to the table below, based on the date when the fundamental change becomes effective (the “effective date”) and the “applicable price.” If the fundamental change is a transaction or series of transactions as a result of which 50% or more of our common stock outstanding immediately before that fundamental change is exchanged for, converted into, acquired for, or constitutes solely the right to receive, solely cash, then the “applicable price” will be the cash amount paid per share of our common stock in such transaction or series of transactions. Otherwise, the “applicable price” will be the average of the “closing sale prices” (as defined in the indenture) per share of our common stock for the five consecutive trading days immediately preceding the effective date of the fundamental change. Our board of directors will make appropriate adjustments, in its good faith determination, to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex date of the event occurs, at any time during those five consecutive trading days.

Description of notes

The following table sets forth the make-whole premium amounts as a percentage of the principal amount of the related notes. If an event occurs that requires an adjustment to the conversion rate, we will, on the date we must adjust the conversion rate, adjust each applicable price set forth in the first column of the table below by multiplying the applicable price in effect immediately before the adjustment by a fraction:

➢	whose numerator is the conversion rate in effect immediately before the adjustment; and

➢	whose denominator is the adjusted conversion rate.

Make-Whole Premium Upon Certain Fundamental Changes

(% of principal amount)

	Effective date
Applicable price	November 10, 2004	November 15, 2005	November 15, 2006	November 15, 2007	November 15, 2008	November 15, 2009	November 15, 2010	November 15, 2011
$26.80	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
$30.00	5.0	3.8	2.8	1.8	0.9	0.0	0.0	0.0
$35.00	15.0	13.5	12.2	10.7	9.2	7.3	4.7	0.0
$40.00	20.9	19.3	17.7	16.0	14.0	11.6	8.0	0.0
$45.00	18.9	17.2	15.5	13.6	11.4	8.7	4.9	0.0
$50.00	17.3	15.5	13.7	11.8	9.5	6.7	3.1	0.0
$55.00	15.9	14.1	12.3	10.4	8.1	5.4	2.1	0.0
$60.00	14.8	13.0	11.2	9.3	7.1	4.5	1.5	0.0
$65.00	13.8	12.1	10.3	8.4	6.3	3.9	1.2	0.0
$70.00	13.0	11.3	9.6	7.7	5.7	3.4	1.1	0.0
$75.00	12.2	10.6	8.9	7.2	5.2	3.1	1.0	0.0
$80.00	11.6	10.0	8.4	6.7	4.9	2.9	0.9	0.0
$85.00	11.0	9.5	7.9	6.3	4.6	2.7	0.9	0.0
$90.00	10.5	9.0	7.5	6.0	4.3	2.6	0.9	0.0
$95.00	10.0	8.6	7.1	5.7	4.1	2.5	0.8	0.0
$100.00	9.6	8.2	6.8	5.4	3.9	2.4	0.8	0.0
$105.00	9.2	7.8	6.5	5.2	3.8	2.3	0.8	0.0
$110.00	8.8	7.5	6.2	4.9	3.6	2.2	0.8	0.0

The exact applicable price and effective date may not be as set forth in the table above, in which case:

➢	if the actual applicable price is between two applicable prices listed in the table above or the actual effective date is between two dates listed in the table above, we will determine the make-whole premium by linear interpolation between the make-whole premium amounts set forth for the two applicable prices, or for the two dates based on a 365-day or 366-day year, as applicable;

➢	if the actual applicable price is greater than $110.00 per share (subject to adjustment), we will not pay any make-whole premium; and

➢	if the actual applicable price is less than or equal to $26.80 per share (subject to adjustment), we will not pay any make-whole premium.

In order to comply with the continued listing requirements of the Nasdaq National Market, we may not issue more than a total of approximately 5.75 million shares of our common stock in respect of the notes (subject to adjustment for stock splits, stock dividends and similar events), whether pursuant to net share settlement, anti-dilution adjustments to the conversion rate or as a result of the fundamental change make-whole premium. This number represents approximately 20% of our outstanding shares of common stock as of November 10, 2004 after giving effect to our repurchase of $30.0 million of our outstanding shares of our common stock with a portion of the proceeds from the issuance of the notes in the private

Description of notes

placement on November 10, 2004. As a result, notwithstanding anything in the foregoing to the contrary, if any payments to be made in respect of the fundamental change make-whole premium are required to be paid in shares of our common stock and such payment would cause us to potentially exceed this Nasdaq share limitation, we will reduce the make-whole premium by that amount which is determined by us in good faith to be necessary so that the Nasdaq share limitation will not be exceeded. In the event that the number of shares that you are entitled to receive in such circumstance is reduced, you will not receive any substitute or additional consideration as a result.

The Consideration in Which We Will Pay the Make-Whole Premium.    We will pay the make-whole premium solely in the same form of consideration which shares of our common stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, as a result of the transaction or transactions constituting the fundamental change, assuming that the holder of those shares would not have exercised any rights of election that the holder would have had as a holder of common stock to select a particular type of consideration. We will calculate the value of the consideration to be delivered in respect of the make-whole premium as follows:

➢	securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices will be valued at the average closing sale price or last sale price, as applicable, of those securities over the 10 consecutive trading days ending on, and including, the second trading day immediately preceding the fundamental change repurchase date;

➢	other securities, assets or property (other than cash) will be valued at 98% of the average of the fair market value, as of the close of business on the trading day immediately preceding the fundamental change repurchase date, of those securities, assets or property, as determined by an independent, nationally recognized investment bank selected by the trustee; and

➢	100% of any cash.

If any of the consideration consists of securities, then our board of directors will make appropriate adjustments, in its good faith determination, to account for certain events that would require an adjustment to the conversion rate if those securities were our common stock.

No later than the open of business on the fundamental change repurchase date, we will publicly announce the type of the consideration in which we will pay the make-whole premium and the amount of such consideration, including how we have calculated that amount.

Subordination

Payment of all amounts due with respect to the notes is subordinated in right of payment, as set forth in the indenture, to the prior payment in full in cash or cash equivalents of all existing and future senior indebtedness. The notes also are effectively subordinated to all liabilities and other obligations of CONMED’s subsidiaries, including indebtedness and trade payables.

In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, relating to us or to our assets, or any liquidation, dissolution or other winding-up of us, whether voluntary or involuntary, or any assignment for the benefit of our creditors or other marshaling of our assets or liabilities (except in connection with our consolidation or merger or our liquidation or dissolution following the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets upon the terms and conditions of the indenture), the holders of senior indebtedness will be entitled to receive payment in full in cash or

Description of notes

cash equivalents of all senior indebtedness, or we must make provision for such payment in full, before the holders of notes may receive any payment or distribution of any kind or character on account of principal of, or premium, if any, or interest on, the notes.

No payment or distribution of any of our assets of any kind or character, whether in cash, property or securities, may be made by us or on our behalf on account of the principal of, or premium, if any, or interest on, the notes upon the occurrence of any payment default in respect of designated senior indebtedness until such payment default is cured or waived in writing or ceases to exist or such designated senior indebtedness is discharged or paid in full in cash or cash equivalents. A “payment default” generally means a default in payment, whether at scheduled maturity, upon a scheduled installment, by acceleration or otherwise, of principal of, or premium, if any, or interest on, designated senior indebtedness beyond any applicable grace period. In addition, without the consent of the requisite lenders under our senior credit agreement (as it may be amended, modified or extended) no payment or distribution of any of our assets of any kind or character, whether in cash, property or securities, may be made by us or on our behalf on account of a purchase of notes at the holder’s option or a repurchase of notes upon a fundamental change or a redemption or any other repurchase or acquisition of notes until the senior credit agreement has been discharged or paid in full in cash or cash equivalents. The foregoing sentence will not restrict us from paying the principal return and issuing those shares of common stock, if any, issuable upon conversion of notes.

“Designated senior indebtedness” generally means indebtedness under our senior credit agreement existing on November 10, 2004. “Designated senior indebtedness” also includes any senior indebtedness created after November 10, 2004 in which the instrument creating or evidencing the indebtedness expressly provides that the indebtedness is “designated senior indebtedness” with respect to the notes.

If:

➢	there occurs any default or event of default with respect to any designated senior indebtedness, other than a payment default, pursuant to which maturity of the designated senior indebtedness may be accelerated (a “non-payment default”); and

➢	we or a representative of holders of the designated senior indebtedness delivers to the trustee written notice (a “payment blockage notice”) of the non-payment default,

then no payment or distribution of any of our assets of any kind or character, whether in cash, property or securities, may be made during the period we describe below (a “payment blockage period”) by us or on our behalf on account of the principal of, or premium, if any, or interest on, the notes or on account of a purchase at the holder’s option or a repurchase upon a fundamental change or a redemption or any other repurchase or acquisition of notes.

A “payment blockage period” commences on the date the trustee receives the payment blockage notice and ends on the earliest of:

➢	179 days after that date, so long as the designated senior indebtedness to which the non-payment default relates is not accelerated before that time;

➢	the date when the non-payment default is cured or waived or ceases to exist;

➢	the date when the designated senior indebtedness is discharged or paid in full; or

➢	the date when the payment blockage period is terminated by written notice to the trustee from a representative of the designated senior indebtedness.

After a payment blockage period ends, we will resume making any and all required payments in respect of the notes, including any missed payments. In any event, no more than one payment blockage period

Description of notes

may commence during any period of 365 consecutive days. No non-payment default that existed or was continuing on the date any payment blockage period commenced will or can be made the basis for the commencement of a subsequent payment blockage period, unless such non-payment default has been cured or waived for a period of at least 90 consecutive days after the commencement of the first payment blockage period.

Because of these subordination provisions, we may pay funds that we would otherwise pay to holders of the notes instead to holders of senior indebtedness. Accordingly, holders of notes may recover less, ratably, than holders of senior indebtedness.

A significant portion of CONMED’s operations is conducted through CONMED’s subsidiaries. However, none of CONMED’s subsidiaries has guaranteed or otherwise become obligated with respect to the notes, and, as a result, the notes are effectively subordinated to all liabilities and other obligations of CONMED’s subsidiaries, including trade payables. Accordingly, our right to receive assets from any of CONMED’s subsidiaries upon its liquidation or reorganization, and the right of holders of the notes to participate in those assets, is effectively subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if CONMED were a creditor of any of its subsidiaries, CONMED’s rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by CONMED. All of CONMED’s subsidiaries have guaranteed the indebtedness under CONMED’s senior credit agreement on a senior secured basis.

Furthermore, none of CONMED’s subsidiaries is under any obligation to make payments to CONMED, and any payments to CONMED would depend on the earnings or financial condition of its subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit CONMED’s subsidiaries’ ability to pay dividends or make distributions, loans or advances to CONMED. For these reasons, CONMED may not have access to any assets or cash flows of its subsidiaries to make payments on the notes. See “Risk Factors—Your right to receive payments on the notes is junior to our existing and future senior debt, including indebtedness under our existing senior credit agreement” and “—The notes will be subordinated to any secured debt of CONMED, including amounts outstanding under the senior credit agreement, and all indebtedness of CONMED’s subsidiaries.”

Except to the limited extent as we describe below under “—Limitation on Layering Indebtedness,” the indenture does not limit the amount of additional indebtedness, including senior indebtedness, which we can create, incur, assume or guarantee. The indenture also does not limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

“Senior indebtedness” generally means all of our “indebtedness” (as described below) outstanding at any time, except:

➢	the notes;

➢	indebtedness that by its terms provides that it is not “senior” in right of payment to the notes;

➢	indebtedness that by its terms provides that it is “pari passu” or “junior” or “subordinated” in right of payment to the notes;

➢	indebtedness for trade payables or any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services; and

➢	our indebtedness to any of our subsidiaries.

Description of notes

“Indebtedness” of a person generally means the principal of, premium, if any, and interest on, and all other obligations in respect of:

➢	all indebtedness of such person for borrowed money (including all indebtedness evidenced by notes, bonds, debentures or other securities);

➢	all obligations (other than trade payables) incurred by such person in the acquisition (whether by way of purchase, merger, consolidation or otherwise and whether by such person or another person) of any business, real property or other assets;

➢	all reimbursement obligations of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

➢	all capital lease obligations of such person;

➢	all net obligations of such person under interest rate swap, currency exchange or similar agreements of such person;

➢	all obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that such person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed-upon residual value of the leased property, including such person’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed-upon residual value of the leased property to the lessor;

➢	guarantees by such person of indebtedness described in the above bullet points of another person; and

➢	all renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any indebtedness, obligation, guarantee or liability of the kind described in the above bullet points.

Limitation on Layering Indebtedness

We will not incur, create, issue, assume, guarantee or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any senior indebtedness and senior in any respect in right of payment to the notes.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

➢	such other person is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

➢	such person assumes all of our obligations under the notes and the indenture; and

➢	no default or event of default exists immediately after giving effect to the transaction or series of transactions.

When the successor assumes all of our obligations under the indenture, except in the case of a lease, our obligations under the indenture will terminate.

Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase notes as described in “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change.”

Description of notes

There is no precise, established definition of the phrase “all or substantially all” of our property or assets under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of a significant portion but less than all of our property or assets.

Events of Default

The following are events of default under the indenture for the notes:

➢	our failure to pay the principal of or premium, if any, on any note when due, whether at maturity, upon redemption, on the purchase date with respect to a purchase at the option of the holder, on a fundamental change repurchase date with respect to a fundamental change or otherwise, whether or not the subordination provisions of the indenture prohibit the payment;

➢	our failure to pay an installment of interest on any note when due (whether or not the subordination provisions of the indenture prohibit the payment) if the failure continues for 30 days after the date when due;

➢	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right;

➢	our failure to timely provide notice as described under “—Purchase of Notes By Us at the Option of the Holder” or “—Holders May Require Us to Repurchase Their Notes Upon a Fundamental Change”;

➢	our failure to comply with any other term, covenant or agreement contained in the notes or the indenture, if the failure is not cured within 30 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate, principal amount of the notes then outstanding, in accordance with the indenture;

➢	a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $25.0 million or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of notes then outstanding, in accordance with the indenture;

➢	failure by us or any of our subsidiaries to pay final and non-appealable judgments, the aggregate uninsured portion of which is at least $25.0 million, if the judgments are not paid or discharged within 60 days; and

➢	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary.”

If an event of default, other than an event of default referred to in the last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest and any premium on, all notes to be immediately due and payable. In the case of an event of default referred to in the last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate

Description of notes

would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest and any premium on, all notes will automatically become immediately due and payable. The subordination provisions of the indenture may limit the holders’ right to receive any payments or distributions upon acceleration or otherwise. See “—Subordination.”

After any such acceleration, the holders of a majority in aggregate principal amount of the notes, by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

➢	the rescission would not conflict with any order or decree;

➢	all events of default, other than the non-payment of accelerated principal, premium or interest, have been cured or waived; and

➢	certain amounts due to the trustee are paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

➢	the holder gives the trustee written notice of a continuing event of default;

➢	the holders of at least 25% in aggregate principal amount of the notes then outstanding, make a written request to the trustee to pursue the remedy;

➢	the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense; and

➢	the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding, a direction that is inconsistent with the request.

However, the above limitations do not apply to:

➢	a suit by a holder to enforce the payment of any amounts due on the notes after the applicable due date; or

➢	the right to convert notes in accordance with the indenture.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

➢	in the payment of principal of, or premium, if any, or interest on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

➢	arising from our failure to convert any note in accordance with the indenture; or

➢	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

Description of notes

We will promptly notify the trustee if a default or event of default occurs. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they are aware of any default or event of default by us in performing any of our obligations under the indenture or the notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each holder a notice of the default or event of default within 30 days after it occurs or, if later, within 15 business days after the date that the trustee receives such notice. However, the trustee need not mail the notice if the default or event of default:

➢	has been cured or waived; or

➢	is not in the payment of any amounts due with respect to any note and the trustee in good faith determines that withholding the notice is in the best interests of holders.

Modification and Waiver

We and the trustee may enter into a supplemental indenture to amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding note affected, no amendment, supplement or waiver may:

➢	change the stated maturity date of the principal of, or the payment date of any installment of interest or any premium on, any note;

➢	reduce the principal amount of, or any premium, interest on, any note;

➢	change the place or currency of payment of, principal of, or any premium or interest on, any note;

➢	impair the right to institute a suit for the enforcement of any payment on, or with respect to, any note;

➢	modify, in a manner adverse to the holders of the notes, the right of the holders to require us to purchase notes at their option or upon a fundamental change;

➢	modify the subordination provisions of the indenture in a manner adverse to the holders of notes;

➢	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;

➢	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;

➢	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default; or

➢	modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We and the trustee may enter into a supplemental indenture to amend or supplement the indenture or the notes without notice to or the consent of any holder of the notes to:

➢	evidence the assumption of our obligations under the indenture and the notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets in accordance with the indenture;

Description of notes

➢	make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications or changes in our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our property or assets;

➢	make any changes or modifications to the indenture necessary in connection with the registration of the public offer and sale of the notes under the Securities Act pursuant to the registration rights agreement or the qualification of the indenture under the Trust Indenture Act of 1939;

➢	secure our obligations in respect of the notes;

➢	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us; or

➢	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not materially adversely affect the rights of any holder.

Except as provided in the indenture, the holders of a majority in aggregate principal amount of outstanding notes, by notice to the trustee, generally may:

➢	waive compliance by us with any provision of the indenture or the notes, as detailed in the indenture; and

➢	waive any past default or event of default and its consequences, except a default or event of default:

➢	in the payment of principal of, or premium, if any, or interest on, any note or in the payment of the redemption price, purchase price or fundamental change repurchase price;

➢	arising from our failure to convert any note in accordance with the indenture; or

➢	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding note affected.

Discharge

We may generally satisfy and discharge our obligations under the indenture by:

➢	delivering all outstanding notes to the trustee for cancellation; or

➢	depositing with the trustee or the paying agent after the notes have become due and payable, whether at stated maturity or any redemption date, purchase date or fundamental change repurchase date, cash, and, if applicable as provided in the indenture, other consideration, sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture.

In addition, in the case of a deposit, there must not exist a default or event of default on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound.

Calculations in Respect of Notes

We and our agents are responsible for making all calculations called for under the indenture and notes. These calculations include, but are not limited to, determination of the trading price of the notes, the

Description of notes

current market price of our common stock, the number of shares, if any, issuable upon conversion of the notes, the amount of make-whole premium, if any, and amounts of interest payable on the notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.

Reports to Trustee

We will regularly furnish to the trustee copies of our annual report to stockholders, containing audited financial statements, and any other financial reports which we furnish to our stockholders.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, premium, if any, or accrued and unpaid interest on, the notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish in a newspaper of general circulation in the City of New York, or mail to each holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

Purchase and Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those notes in accordance with its customary procedures. We will not issue new notes to replace notes that we have paid, or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any, notes we purchase in this manner. Notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of Notes

We will replace mutilated, lost, destroyed or stolen notes at the holder’s expense upon delivery to the trustee of the mutilated notes or evidence of the loss, destruction or theft of the notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen note, we or trustee may require, at the expense of the holder, indemnity reasonably satisfactory to us and the trustee.

Trustee and Transfer Agent

The trustee for the notes is The Bank of New York, and we have appointed the trustee as the paying agent, bid solicitation agent, registrar, conversion agent and custodian with regard to the notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act of 1939, if the trustee acquires any conflicting interest and there exists a default with respect to the notes, the trustee must eliminate the conflict or resign. The Bank of New York and its affiliates have in the past provided and may from time to time in the future provide banking and other services to us in the ordinary course of their business.

Description of notes

The holders of a majority in aggregate principal amount of the notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

The transfer agent for our common stock is Registrar & Transfer Company.

Listing and Trading

The notes issued in the initial private offering are eligible for trading on Nasdaq’s screen-based automated trading system known as PORTAL, “Private Offerings, Resale and Trading through Automated Linkages.” However, notes sold using this prospectus will no longer be eligible for trading in the PORTAL Market. Our common stock is listed on the Nasdaq National Market under the ticker symbol “CNMD.”

Form, Denomination and Registration of Notes

The notes were issued in registered form, without interest coupons, in minimum denominations of $2,000 principal amount and integral multiples of $1,000 principal amount in excess thereof, in the form of global securities, as further provided below. See “—Global Securities” below for more information. The trustee need not:

➢	register the transfer of or exchange any note for a period of 15 days before selecting notes to be redeemed;

➢	register the transfer of or exchange any note during the period beginning at the opening of business 15 days before the mailing of a notice of redemption of notes selected for redemption and ending at the close of business on the day of the mailing; or

➢	register the transfer of or exchange any note that has been selected for redemption or for which the holder has delivered, and not validly withdrawn, a purchase notice or fundamental change repurchase notice, except, in the case of a partial redemption, purchase or repurchase, that portion of the notes not being redeemed, purchased or repurchased.

See “—Global Securities” for a description of additional transfer restrictions that apply to the notes.

We will not impose a service charge in connection with any transfer or exchange of any note, but we may in general require payment of a sum sufficient to cover any transfer tax or similar governmental charge imposed in connection with the transfer or exchange:

Global Securities

Except as provided below, the notes are evidenced by one global security deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC’s nominee.

Record ownership of the notes represented by a global security may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. Owners of beneficial interests in the notes may hold their interests in the notes represented by a global security directly through DTC if such owner is a participant in DTC, or indirectly through organizations

Description of notes

which are direct DTC participants if such owner is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. Owners may also beneficially own interests in the notes represented by a global security held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

So long as Cede & Co., as nominee of DTC, is the registered owner of the notes represented by a global security, Cede & Co. for all purposes will be considered the sole holder of the notes. Except as provided below, owners of beneficial interests in the notes represented by a global security:

➢	will not be entitled to have certificates registered in their names;

➢	will not receive or be entitled to receive physical delivery of certificates in definitive form; and

➢	will not be considered holders of the notes represented by a global security.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a note represented by a global security to transfer the beneficial interest in the notes represented by a global security to such persons may be limited.

We will wire, through the facilities of the trustee, payments of principal, premium, if any, and interest payments on the notes represented by a global security to Cede & Co., the nominee of DTC, as the registered owner of the notes represented by a global security. None of CONMED Corporation, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the notes represented by a global security to owners of beneficial interests in the notes represented by a global security.

It is DTC’s current practice, upon receipt of any payment of principal of and premium, if any, and interest on the notes represented by a global security, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the notes represented by the global security held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name.”

If you would like to convert your notes into common stock pursuant to the terms of the notes, you should contact your broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the notes represented by a global security to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

Neither CONMED nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of the notes, including, without limitation, the presentation of the notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the notes represented by a global security are credited and only for the principal amount of the notes for which directions have been given.

Description of notes

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the initial purchaser of the notes. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the notes represented by a global security among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will cause notes to be issued in definitive form in exchange for the notes represented by a global security. None of CONMED Corporation, the trustee or any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in notes represented by a global security.

According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Certificated Securities.    The trustee will exchange each beneficial interest in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

➢	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or

➢	an event of default has occurred and is continuing and the trustee has received a request from DTC to issue certificated securities.

Same-Day Settlement and Payment.    We will make payments in respect of notes in book-entry form by wire transfer of immediately available funds to the accounts specified by holders of the notes. For a note that has been subsequently issued in certificated form, we will mail a check to the holder’s registered address.

We expect the notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

Description of notes

We have obtained the information we describe above concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the initial purchasers take any responsibility for the accuracy of this information.

Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Registration Rights; Additional Interest

We entered into a registration rights agreement, dated as of November 10, 2004, with the initial purchasers of the notes for the benefit of the holders of the notes. Pursuant to the registration rights agreement, we agreed:

➢	to file with the SEC by the 90th day after the date we first issued the notes, a shelf registration statement to cover resales of registrable securities (as described below) by the holders who satisfy certain conditions and provide the information we describe below for use with the shelf registration statement;

➢	to use our commercially reasonable best efforts to cause the shelf registration statement to become effective under the Securities Act as promptly as practicable but in any event by the 210th day after the date we first issued the notes; and

➢	to use our commercially reasonable best efforts to keep the shelf registration statement continuously effective under the Securities Act until there are no registrable securities outstanding.

However, the registration rights agreement permits us to prohibit offers and sales of registrable securities pursuant to the shelf registration statement for a period not to exceed an aggregate of 45 days in any three-month period and not to exceed an aggregate of 90 days in any 12-month period, under certain circumstances and subject to certain conditions. We refer to such any period during which we may prohibit offers and sales as a “suspension period.”

“Registrable securities” generally means each note and each share of common stock issuable upon conversion of the notes until the earlier of:

➢	the date the note or share has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

➢	the date when the note or share may be resold without restriction pursuant to Rule 144(k) under the Securities Act or any successor provision thereto; or

➢	the date when the note or share has been publicly sold pursuant to Rule 144 under the Securities Act.

Holders of registrable securities must deliver certain information, and update that information, to be used in connection with, and to be named as selling securityholders in, the shelf registration statement in order to have their registrable securities included in the shelf registration statement. A form of notice and questionnaire to be used for this purpose was attached as Annex A to the Offering Memorandum of the Company, dated November 5, 2004. Any holder that does not complete and deliver a questionnaire or provide the information it requires will not be named as selling securityholder in the shelf registration statement, will not be permitted to sell any registrable securities held by that holder pursuant to the shelf registration statement and will not be entitled to receive any of the additional interest described in the following paragraph. We cannot assure you that we will be able to maintain an effective and current shelf registration statement as required. The absence of an effective shelf registration statement may limit a holder’s ability to sell its registrable securities or may adversely affect the price at which it may sell its registrable securities.

Description of notes

If:

➢	the shelf registration statement has not become effective under the Securities Act by the 210th day after the date we first issue the notes;

➢	a holder supplies the questionnaire referenced above after the effective date of the shelf registration statement, and we fail to supplement or amend the shelf registration statement, or file a new registration statement, in accordance with the terms of the registration rights agreement, in order to add such holder as a selling securityholder;

➢	the shelf registration statement is filed and has become effective under the Securities Act but then ceases to be effective (without being succeeded by an additional registration statement that is filed and becomes effective) or usable for the offer and sale of registrable securities for a period of time (including any suspension period) that exceeds an aggregate of 45 days in any three-month period or an aggregate of 90 days in any 12-month period; or

➢	we fail to name as a selling securityholder, in accordance with the terms of the registration rights agreement, in the shelf registration statement or any amendment to the shelf registration statement, at the time it becomes effective under the Securities Act, or in any prospectus relating to the shelf registration statement, at the time we file the prospectus or, if later, the time the related shelf registration statement or amendment becomes effective under the Securities Act, any holder that is entitled to be so named as a selling securityholder, then we will pay additional interest to each holder of registrable securities who has provided to us the required selling securityholder information (or, in the case of the second or fourth bullet points above, the applicable holder or holders). We refer to each event described in the bullet points above as a “registration default.”

The additional interest we must pay while there is a continuing registration default accrues at a rate per year equal to 0.25% for the 90-day period beginning on, and including, the date of the registration default, and thereafter at a rate per year equal to 0.50%, of the aggregate principal amount of the applicable notes.

We will not pay any additional interest on any note after it has been converted into cash and, if applicable, shares of our common stock. If a note ceases to be outstanding during a registration default, we will prorate the additional interest to be paid with respect to that note.

So long as a registration default continues, we will pay additional interest in cash on May 15 and November 15 of each year to each holder who is entitled to receive additional interest in respect of a note of which the holder was the holder of record at the close of business on the immediately preceding May and November 1, respectively. If we call a note for redemption, purchase a note pursuant to a purchase at the holder’s option or repurchase a note upon a fundamental change, and the redemption date, purchase date or fundamental change repurchase date is after the close of business on a record date and before the related additional interest payment date, we will instead pay the additional interest to the holder that submitted the note for redemption, purchase or repurchase.

Following the cure of a registration default, additional interest will cease to accrue with respect to that registration default. In addition, no additional interest will accrue after the period we must keep the shelf registration statement effective under the Securities Act or on any security that ceases to be a registrable security. However, we will remain liable for any previously accrued additional interest.

Description of notes

We agreed in the registration rights agreement to give notice to all holders of the filing and effectiveness of the initial shelf registration statement by release through a reputable national newswire service. A holder of registrable securities that does not provide us with a completed questionnaire before effectiveness of the initial shelf registration statement will not be named as a selling securityholder in the shelf registration statement when it becomes effective and will not able to use the shelf registration statement to resell registrable securities. However, such a holder of registrable securities may thereafter provide us with a completed questionnaire, following which we will, within 30 calendar days after that date (subject to certain exceptions), file a supplement to the prospectus relating to the shelf registration statement or, if required, file a post-effective amendment or a new shelf registration statement in order to permit resales of such holder’s registrable securities. If we file a post-effective amendment or a new registration statement, then we will use our commercially reasonable best efforts to cause the post-effective amendment or new registration statement to become effective under the Securities Act as promptly as practicable, but in any event by the 90th day after the date the registration rights agreement requires us to file the post-effective amendment or new registration statement. However, if a post-effective amendment or a new registration statement is required in order to permit resales by holders seeking to include registrable securities in the shelf registration statement after the effectiveness of the original shelf registration statement, we will not be required to file more than one post-effective amendment or new registration statement for such purpose in any 90-day period.

We understand that the SEC may not permit selling securityholders to be added to the shelf registration statement after it is declared effective by means of a supplement to the related prospectus. Accordingly, if a holder does not deliver a completed questionnaire prior to effectiveness of the original shelf registration statement and the holder then requests its registrable securities to be included in the shelf registration statement, the holder could experience significant additional delay because we may be required to file a post-effective amendment or a new registration statement before the holder will be able to resell registrable securities pursuant to the shelf registration statement or the new shelf registration statement. Accordingly, we strongly encouraged holders to submit a completed questionnaire as promptly as possible following completion of the issuance of the notes in a private placement on November 10, 2004 and prior to effectiveness of the shelf registration statement.

To the extent that any holder of registrable securities is deemed to be an “underwriter” within the meaning of the Securities Act, the holder may be subject to certain liabilities under the federal securities laws for misstatements and omissions contained in a registration statement and any related prospectus. To the extent that any holder of registrable securities identified in the shelf registration statement is a broker-dealer, or is an affiliate of a broker-dealer that did not acquire its registrable securities in the ordinary course of its business or that at the time of its purchase of registrable securities had an agreement or understanding, directly or indirectly, with any person to distribute the registrable securities, we understand that the SEC may take the view that such holder is, under the SEC’s interpretations, an “underwriter” within the meaning of the Securities Act.

The above summary of certain provisions of the registration rights agreement does not purport to be complete and is subject, and is qualified in its entirety by reference, to the provisions of the registration rights agreement. Copies of the registration rights agreement are available from us or the trustee upon request.

Governing Law

The indenture, the notes and the registration rights agreement are governed by and construed in accordance with the laws of the State of New York.

Description of capital stock

Our authorized capital stock currently consists of 100,000,000 shares of common stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share.

Common Stock

As of March 9, 2005, there were 29,307,032 shares of our common stock issued and outstanding. As of March 9, 2005, an additional 3,929,303 shares of common stock were reserved for issuance under our stock option plans.

Subject to the preferences, limitations and relative rights of holders of our preferred stock described below, the holders of our common stock are entitled, among other things,

➢	to share ratably in dividends if, when, and as declared by our board of directors out of funds legally available therefor,

➢	to one vote for each share held of record on all matters at all meetings of shareholders, and

➢	in the event of our liquidation, dissolution or winding-up, to share ratably in the distribution of assets remaining after payment of debts and expenses.

Under New York law, a corporation may declare and pay dividends or make other distributions in cash or its bonds or its property on its outstanding shares, except when the corporation is insolvent or would thereby be made insolvent, or when the declaration, payment or distribution would be contrary to any restriction contained in the certificate of incorporation. Our certificate of incorporation contains no such restriction. In general, dividends may be declared or paid and other distributions may be made out of surplus only, so that the net assets of the corporation remaining after such declaration, payment or distribution shall at least equal the amount of its stated capital.

Our board of directors presently intends to retain future earnings to finance the development of our business and does not presently intend to declare cash dividends. Should this policy change, the declaration of cash dividends will be determined by our board of directors in the light of conditions then existing, including our financial requirements and condition and provisions affecting the declaration and payment of dividends contained in debt agreements. Our credit agreement restricts the payment of cash dividends.

Preferred Stock

We are currently authorized to issue up to 500,000 shares of our preferred stock, none of which is issued and outstanding. Our preferred stock may be issued in one or more series by our board of directors without further action by shareholders. Our board of directors is authorized to fix as to any such series the dividend rate or rates, redemption prices, preferences on liquidation, dissolution and winding-up, sinking fund terms, if any, conversion or exchange rights, if any, voting rights and any other preferences or special rights and qualifications.

Depending upon the rights of any preferred stock, its issuance could have an adverse effect on holders of our common stock by delaying or preventing a change in control, making removal of our present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of our common stock.

Description of capital stock

Shares Eligible For Future Sale

As of March 9, 2005, we had outstanding 29,307,032 shares of common stock. Of those outstanding shares of common stock, 491,505 are beneficially owned by certain persons who may be deemed “affiliates” of ours for purposes of Rule 144 under the Securities Act of 1933, as amended, and are not freely tradeable without restriction or further registration under the Securities Act. All of these shares are eligible for sale in the open market in accordance with Rule 144 under the Securities Act.

In general, under Rule 144 as currently in effect, any person who has beneficially owned shares for at least one year, including persons who may be deemed an “affiliate” of ours, is entitled to sell within any three-month period a number of shares of our common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding such sale. Such sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and to the availability of our current public information. In addition, any person who is not deemed our “affiliate,” and who has beneficially owned his or her shares for at least two years, is entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

While no predictions can be made of any effect that open market sales of shares or the availability of shares for sale will have on the market price prevailing from time to time, sales of substantial amounts of our common stock in the public market, or the perception that such sales will occur, could adversely affect market prices and trading activities in our common stock.

U.S. Taxation

This section describes the material United States federal income tax consequences of owning the notes we are offering and the common stock into which the notes are convertible. It applies to you only if you hold your notes as capital assets for U.S. federal income tax purposes (generally, property held for investment). This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities or currencies,

➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

➢	a bank or other financial institution,

➢	an insurance company,

➢	a tax-exempt organization,

➢	a person that owns notes that are a hedge or that are hedged against interest rate or currency risks,

➢	a person that owns notes as part of a straddle or conversion transaction for U.S. federal income tax purposes,

➢	a United States holder (as defined below) whose functional currency for U.S. federal income tax purposes is not the U.S. dollar,

➢	certain former citizens or residents of the U.S.,

➢	holders subject to the U.S. federal alternative minimum tax, or

➢	partnerships, entities treated as partnerships for U.S. federal income tax purposes, and other passthrough entities.

If a partnership (including any entity that is treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note or common stock acquired upon conversion of a note, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their own tax advisors about the U.S. federal income and other tax consequences of owning the notes and common stock into which the notes are convertible.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, Treasury regulations under the Internal Revenue Code, published rulings of the Internal Revenue Service (“IRS”) and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

No statutory, administrative or judicial authority directly addresses the treatment of all aspects of the notes or instruments identical to the notes for U.S. federal income tax purposes. The IRS has issued a revenue ruling with respect to instruments similar in certain respects to the notes. This revenue ruling supports certain aspects of the U.S. federal income tax treatment described below. No rulings have been sought or are expected to be sought from the IRS with respect to any of the U.S. federal income tax consequences discussed below. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

This discussion does not address the tax consequences arising under any state, local or foreign law. Furthermore, this discussion does not consider the effect of the U.S. federal estate or gift tax laws, except as set forth below with respect to certain U.S. federal estate tax consequences to non-U.S. holders.

Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under U.S. federal tax law and the laws of any other taxing jurisdiction.

U.S. Taxation

Classification of the Notes

Under the indenture governing the notes, we and each holder of the notes agree, unless otherwise required by judicial or administrative determination, to treat the notes for U.S. federal income tax purposes, as indebtedness that is subject to the “noncontingent bond method” for accruing interest as set forth in the applicable Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”) in the manner described below. The remainder of this discussion assumes that the notes will be so treated and does not address any possible differing treatments of the notes. As noted above, the U.S. federal income tax treatment of instruments such as the notes is uncertain in several respects, and no private letter rulings have been sought by us from the IRS with respect to any of the tax consequences discussed below. Accordingly, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could affect the amount, timing and character of income, gain or loss in respect of an investment in the notes. In particular, a holder might be required to accrue interest at a higher or lower rate, might not recognize income, gain or loss upon conversion of the notes into common stock, might recognize capital gain or loss upon a taxable disposition of its notes, might have a longer holding period in the common stock acquired upon conversion of its notes, and might have an adjusted tax basis in its notes or the common stock acquired upon conversion of its notes that is materially different than discussed herein. Given the uncertain tax treatment of instruments such as the notes, you should consult your own tax advisor concerning the tax treatment of owning the notes and the common stock acquired upon conversion of the notes in your particular circumstances.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note or common stock acquired upon conversion of a note and you are:

➢	a citizen or resident of the United States,

➢	a domestic corporation (or other entity treated as a corporation for U.S. federal income tax purposes),

➢	an estate whose income is subject to United States federal income tax regardless of its source, or

➢	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

U.S. holders should also refer to “Backup Withholding and Information Reporting” below. If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-U.S. Holders” below.

Accrual of Interest.    Under the Contingent Debt Regulations, regardless of your usual method of accounting, you will be required to accrue an amount of interest income for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes, that equals:

➢	the product of (i) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period, and (ii) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

➢	divided by the number of days in the accrual period; and

➢	multiplied by the number of days during the accrual period that you held the notes.

The issue price of the notes was the first price at which a substantial amount of the notes were sold to persons other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a note will be its issue price

U.S. Taxation

increased by any interest previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amounts of any projected payments previously made with respect to the notes.

Under the Contingent Debt Regulations, you will be required to accrue interest in income in each year, on a constant yield to maturity basis based on the “comparable yield” of the notes. The comparable yield of the notes generally will be the rate, as of the initial issue date, at which we would issue a fixed rate nonconvertible debt instrument with no contingent payments but with terms and conditions otherwise similar to the notes, including the level of subordination, term, timing of payments and general market conditions. We have determined that the comparable yield for the notes is an annual rate of 7.05%, compounded semi-annually.

We are required to make available to you the comparable yield and, solely for U.S. federal income tax purposes, a projected payment schedule that includes the actual interest payments, if any, on the notes, and estimates of the amount and timing of contingent interest payments and payment upon maturity on the notes, taking into account the fair market value of the common stock that might be paid upon a conversion of the notes. You may obtain the projected payment schedule by submitting a written request for it to ConMed Corporation, 525 French Road, Utica, New York, 13502, Attention: Luke Pomilio, Corporate Controller. By purchasing the notes, you agree in the indenture to generally be bound by our determination of the comparable yield and projected payment schedule. For U.S. federal income tax purposes, you must use the comparable yield and the schedule of projected payments in determining your interest income accruals, and the adjustments thereto described below, in respect of the notes. The precise manner of calculating the comparable yield, however, is not entirely clear. If our determination of the comparable yield were successfully challenged by the IRS, the redetermined yield and projected payment schedule could differ materially.

The comparable yield and the projected payment schedule are provided by us solely for the determination of your interest accruals and adjustments thereof in respect of the notes for U.S. federal income tax purposes and do not constitute a projection or representation regarding the amounts that you will actually receive as a result of owning the notes.

Because income accrued with respect to the notes will constitute interest for U.S. federal income tax purposes, corporate holders of the notes will not be entitled to the dividends-received deduction with respect to that income.

Adjustments to Interest Accruals on the Notes.    If the actual contingent payments made on the notes for any year differ from the projected contingent payments for that year, an adjustment for the difference will be made to taxable income for that year. If, for any year you receive actual payments with respect to the notes that in the aggregate exceed the total amount of projected payments for that year, you will incur a net positive adjustment equal to the amount of such excess. The net positive adjustment will be treated as additional interest income for that year. For these purposes, the payments for a year include the fair market value of property received for that year, including the fair market value of common stock received upon conversion of the notes.

If you receive in a taxable year actual payments with respect to the notes for that taxable year that in the aggregate are less than the amount of projected payments for that year, you will incur a net negative adjustment equal to the amount of the deficit. A net negative adjustment will:

➢	first, reduce the amount of interest income required to be accrued for the current year;

➢	second, any excess net negative adjustment will be treated as ordinary loss to the extent of your total prior interest inclusions with respect to the notes (which includes any prior net positive adjustments), reduced to the extent such interest inclusions have been offset by prior net negative adjustments; and

U.S. Taxation

➢	third, any excess net negative adjustments will be treated as a negative adjustment in one or more succeeding taxable years, and, if not used by the time the notes are sold or mature, will be treated as a reduction in the amount realized on sale, exchange, conversion or retirement of the notes.

Notes Purchased at an Amount Different Than the Adjusted Issue Price.    If you purchase the notes for an amount that differs from the notes’ adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly.

If you purchase the notes for an amount that is less than the adjusted issue price of the notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income ( or decreasing the amount of ordinary loss ) that you would otherwise recognize upon the maturity or conversion of the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the notes for an amount that is greater than the adjusted issue price of the notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity or conversion of the notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

Sale, Exchange, Conversion, Repurchase or Redemption of the Notes.    Your adjusted tax basis in the notes generally will equal your purchase price for the notes, increased by any interest previously accrued (determined without regard to any net positive or net negative adjustments as described above under “Adjustment to Interest Accruals on the Notes”), and decreased by the amount of any projected payments previously scheduled to be made on the notes.

Upon the sale, exchange, conversion, repurchase or redemption of the notes, you generally will recognize taxable gain or loss. As a holder of the notes, you agree that under the Contingent Debt Regulations, you generally will treat the fair market value of our common stock that you receive on conversion as a contingent payment. The amount of taxable gain or loss on a sale, exchange, conversion, repurchase or redemption will equal the difference between: (a) the amount of cash plus the fair market value of any other property you receive including the fair market value of any shares of our common stock you receive as adjusted in accordance with the following paragraph, and (b) your adjusted tax basis in the notes.

Any excess net negative adjustments in the year in which the notes are sold, exchanged, converted or redeemed will reduce your amount realized on the notes.

Gain recognized on the sale, exchange, conversion or redemption of the notes generally will be treated as ordinary interest income; any loss will be ordinary loss to the extent of your total prior net interest income inclusions with respect to the notes, and thereafter, capital loss (which will be long-term if the

U.S. Taxation

notes are held for more than one year). The deductibility of net capital losses is subject to limitations. If a holder disposes of notes at a loss that meets certain thresholds, recently promulgated Treasury regulations requiring disclosure of the transaction to the IRS may apply.

If we engage in the activities described in “Description of Notes—Consolidation, Merger and Sale of Assets,” a holder of notes may in certain circumstances be treated for U.S. federal income tax purposes as having constructively exchanged its notes for new notes in a taxable transaction. You are urged to consult your own tax advisor with regard to whether our engaging in such activities results in a constructive exchange and, if so, the tax consequences to you.

Constructive Dividends.    If at any time we make a distribution of property to our stockholders and, in accordance with the anti-dilution provisions of notes (see “Description of Notes—Conversion Rights”), the conversion price of notes is increased, such increase may in certain circumstances cause you to be deemed to have received the payment of a taxable dividend for United States federal income tax purposes. For example, an increase in the conversion price in the event of distributions of our debt instruments, or our assets, or an increase in the event of a cash dividend, may result in deemed dividend treatment to United States holders of notes, but an increase in the event of stock dividends may not. It is unclear whether any such deemed dividend would be eligible for the reduced rate of U.S. federal income tax applicable to certain dividends received by noncorporate holders or the dividends received deductions applicable to corporate holders.

If there is an adjustment (or a failure to make an adjustment) to the conversion price of the notes that increases the proportionate interest of the holders of outstanding common stock in our assets or earnings and profits, such increase may result in a deemed dividend to the holders of the outstanding common stock, including any such common stock acquired upon conversion of the notes.

Common Stock.    Your tax basis in our common stock received upon conversion of the notes will equal the then current fair market value of the common stock. Your holding period for such common stock will commence on the day immediately following the date of conversion.

Dividends on Common Stock.    If you convert a note into our common stock, the gross amount of any dividend we pay to you with respect to such stock out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) is taxable as ordinary income for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum tax rate of 15% provided that you hold the shares for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Subject to applicable limitations, dividends we pay to corporate U.S. holders will qualify for the dividends received deduction.

To the extent a U.S. holder receives a distribution with respect to our common stock that would otherwise constitute a dividend for U.S. federal income tax purposes but that exceeds our current and accumulated earnings and profits, such distribution will be treated first as a non-taxable return of capital, reducing the holder’s tax basis in the shares of common stock, and thereafter will generally be treated as capital gain.

Disposition of Common Stock.    If you sell or otherwise dispose of your shares, you generally will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your shares. Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of

U.S. Taxation

15% if the holder has a holding period greater than one year. Your ability to deduct capital losses is subject to various limitations. If a holder disposes of common stock at a loss that meets certain thresholds, recently promulgated Treasury regulations requiring disclosure of the transaction to the IRS may apply.

Non-U.S. Holders

This subsection describes the tax consequences to a non-U.S. holder. You are a non-U.S. holder if you are the beneficial owner of a note or common stock acquired upon conversion of a note and are, for United States federal income tax purposes:

➢	a nonresident alien individual,

➢	a foreign corporation (or entity treated as a corporation for U.S. federal income tax purposes), or

➢	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note or common stock acquired upon conversion of a note.

If you are a United States holder, this subsection does not apply to you and you should refer to “U.S. Holders” above.

Ownership of Notes.    Under United States federal income and estate tax law, and subject to the discussion under “Backup Withholding and Information Reporting” below, if you are a non-U.S. holder of a note:

➢	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest to you if:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of our stock entitled to vote,

2.	you are not a controlled foreign corporation that is related to us through stock ownership, and

3.	with respect to payment upon conversion or sale, we are not a USRPHC at any time during the shorter of 5 years preceding disposition, or holder’s holding period.

4.	the interest on the notes is effectively connected with the conduct of a trade or business in the U.S. by you (and, if required by a tax treaty, is attributable to a U.S. permanent establishment maintained by you in the U.S.) provided you have furnished to the U.S. payor a properly completed IRS Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, and the interest is effectively connected with your conduct of a U.S. trade or business and is includable in your gross income. However, you generally will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if you were a U.S. holder, and if you are a corporate non-United States holder, you may be subject to a branch profits tax at a 30% rate, or a lower rate provided by a tax treaty if applicable.

5.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.	you have furnished to the U.S. payor a properly completed IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

U.S. Taxation

c.	the U.S. payor has received a properly completed withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.	certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations.

Further, a note held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if, at the time of death:

➢	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote and

➢	the income on the note would not have been effectively connected with a United States trade or business of the decedent.

Sale, Exchange or Redemption of Notes or of Shares of Common Stock.    If you are a non-U.S. holder, any gain you realize upon the sale, exchange or other disposition of the notes (other than gain attributable to a conversion or redemption, in which case the gain will be treated as interest subject to the rules set forth above under “—Non U.S. Holders—Ownership of Notes”) or common stock acquired upon a conversion of the notes will not be subject to United States federal income tax unless:

➢	the gain is “effectively connected” with your conduct of a trade or business in the United States, and, if required by a tax treaty, the gain is attributable to a permanent establishment that you maintain in the United States,

➢	you are an individual, you hold the notes or common stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist, or

➢	we are or have been a United States real property holding corporation for U.S. federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the common stock or, in the case of a disposition of the notes, debt having at the time of acquisition a value of more than 5% of our common stock, and you are not eligible for any treaty exemption.

U.S. Taxation

We believe that we are not currently, and do not expect to become, a United States real property holding corporation.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Common stock held by a non-U.S. holder at the time of death will be included in the holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Constructive Dividends.    The conversion rate of the notes is subject to adjustment in certain circumstances. Any such adjustment (or failure to make such adjustment) could, in certain circumstances, give rise to a deemed distribution to non- U.S. holders of the notes or our common stock. See “—United States Holders—Constructive Dividends” above. In such case, the deemed distribution would be subject to the rules discussed below regarding withholding of U.S. federal income tax on dividends in respect of common stock. See “—Dividends on Common Stock” below. Because such a deemed distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, we and other payors may withhold on certain other payments to a non-US holder, including payments of interest on the notes, to satisfy a withholding tax obligation with respect to a deemed distribution.

Dividends on Common Stock.    Except as described below, if you are a non-U.S. holder that has converted notes into common stock, dividends paid to you with respect to such stock are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors generally will be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or other payor:

➢	a properly completed IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

➢	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a timely refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or other payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you certify, under penalties of perjury, that:

➢	you are a non-United States person, and

➢	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States persons generally.

U.S. Taxation

If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Backup Withholding and Information Reporting

U.S. Holders.    If you are a U.S. holder of notes or common stock acquired upon conversion of a note, information reporting requirements will generally apply to all payments we make to you and to the proceeds from a sale of notes or shares of common stock acquired upon conversion of the notes, unless you are an exempt recipient such as a corporation. A backup withholding tax, currently at a rate of 28%, will apply to those payments if you fail to provide a taxpayer identification number, or a certification of exempt status, or if you fail to report in full interest and dividend income. Any amounts so withheld generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Non-U.S. Holders.    In general, if you are a non-U.S. holder, you will not be subject to backup withholding and information reporting with respect to payments of interest or dividends that we make to you provided that we do not have actual knowledge or reason to know that you are a United States person, as defined in the Internal Revenue Code, and you have satisfied the certification requirements described above under “—Non-U.S. Holders—Ownership of Notes.” In general, we must report annually to the IRS and to each non-U.S. holder any payments on the notes and our common stock and the proceeds from their sale or other disposition, regardless of whether withholding was required. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

In addition, if you are a non-U.S. holder you will not be subject to backup withholding or information reporting with respect to the proceeds of the sale of notes or shares of common stock within the U.S. or conducted through certain U.S.-related financial intermediaries, if (i) the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined in the Internal Revenue Code, or (ii) you otherwise establish an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. holders should consult their own tax advisors regarding the application of the Information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available.

Certain ERISA Considerations

The fiduciary standards of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should be considered by the fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the plan and whether an investment is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Due to the complexity of these rules and the potential penalties imposed upon persons involved in prohibited transactions, a plan considering an investment in the notes should consult with its counsel regarding the consequences under ERISA and the Internal Revenue Code of such investments.

Selling securityholders

We originally issued the notes in a private placement to UBS Securities LLC, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. (the “initial purchasers”) on November 10, 2004. The notes were resold by the initial purchasers to qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. The notes and the shares of common stock issuable upon the conversion of the notes that may be offered pursuant to this prospectus are being offered by the selling securityholders, which includes their transferees, distributees, pledgees or donees or their successors.

The following table sets forth information with respect to the selling securityholders and the principal amounts of notes beneficially owned by each selling securityholder that may be offered pursuant to this prospectus. The information is based on information provided by or on behalf of the selling securityholders on or prior to April 19, 2005. The selling securityholders may offer all, some or none of the notes or the common stock into which the notes are convertible. Because the selling securityholders may offer all or some portion of the notes or common stock, we cannot estimate the amount of the notes or the common stock that will be held by the selling securityholders upon termination of any of these sales. In addition, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their notes since the date on which they provided the information regarding their notes in transactions exempt from the registration requirements of the Securities Act. The percentage of notes outstanding beneficially owned by each selling securityholder is based on $150.0 million aggregate principal amount of notes outstanding.

The number of shares of common stock issuable upon conversion of the notes shown on the table below assumes conversion of the full amount of notes held by each selling securityholder at an initial conversion rate of 26.1849 shares of common stock per $1,000 principal amount of notes, after deduction of the payment in cash due pursuant to the terms of the Indenture and a cash payment in lieu of any fractional shares. See “Description of Notes—Conversion Rights—Payment upon Conversion.” This conversion price is subject to adjustment in certain events. Accordingly, the number of conversion shares may increase or decrease from time to time. The number of shares of common stock issuable upon conversion of the notes shown in the table below also assumes that we would satisfy our conversion obligation entirely with common stock. However, pursuant to the terms of the Indenture, we will satisfy in cash our conversion obligation with respect to the principal amount of the notes to be converted, with any remaining amount to be satisfied in shares of our common stock. Based on 29,307,032 shares of common stock outstanding on March 9, 2005, Fore Convertible Master Fund beneficially owns 1.34% of our outstanding common stock. Following the offering, Fore Convertible Master Fund will beneficially own 0% of our outstanding common stock. Information concerning other selling securityholders will be set forth in prospectus supplements or, if appropriate, post-effective amendments to the registration statement of which this prospectus is a part, from time to time, if required. The number of shares of common stock owned by the other selling securityholders or any future transferee from any such holder assumes that they do not beneficially own any common stock other than common stock into which the notes are convertible.

			Number of Shares of Common Stock
Selling Securityholder(1)	Principal Amount of Notes Beneficially Owned and Offered Hereby(1)	Percentage of Notes Outstanding	Beneficially Owned(1)(2)	Offered Hereby	Owned After the Offering
AHFP Context	$250,000	*	6,546	6,546	0
Akela Capital Master Fund, Ltd.	7,000,000	4.67%	183,294	183,294	0
Allstate Insurance Co.(6)	3,500,000	2.33%	91,647	91,647	5,766
Aventis Pension Master Trust	160,000	*	4,189	4,189	0
Boilermakers Blacksmith Pension Trust	1,100,000	*	28,803	28,803	0

Selling securityholders

			Number of Shares of Common Stock
Selling Securityholder(1)	Principal Amount of Notes Beneficially Owned and Offered Hereby(1)	Percentage of Notes Outstanding	Beneficially Owned(1)(2)		Offered Hereby		Owned After the Offering
BTOP Multi-Strategy Master Portfolio, Ltd. .	450,000	*	11,783		11,783		0
CALAMOS Convertible Fund—CALAMOS Investment Trust	6,200,000	4.13%	162,346		162,346		0
CEMEX Pension Plan	$75,000	*	1,963		1,963		0
CIBC World Markets	9,750,000	6.50%	255,302		255,302		0
City of Knoxville Pension System	160,000	*	4,189		4,189		0
CNHCA Master Account, L.P.	1,000,000	*	26,184		26,184		0
Context Convertible Arbitrage Fund, LP	1,650,000	1.10%	43,205		43,205		0
Context Convertible Arbitrage Offshore, Ltd.	4,725,000	3.15%	123,723		123,723		0
DBAG London(6)	4,000,000	2.67%	104,739		104,739		0
Delta Airlines Master Trust	610,000	*	15,972		15,972		0
Delta Pilots Disability and Survivorship Trust	225,000	*	5,891		5,891		0
DKR Sound Shore Strategic Holding Fund, Ltd.	1,000,000	*	26,184		26,184		0
Dorinco Reinsurance Company	475,000	*	12,437		12,437		0
Drawbridge Convertible I LTD	500,000	*	13,092		13,092		0
Drawbridge Convertible II LTD	160,000	*	4,189		4,189		0
Drawbridge Global Macro Master Fund LTD	1,340,000	*	35,087		35,087		0
Fore ERISA Fund, Ltd., (formerly known as Fore Plan Asset Fund Ltd)	3,500,000	2.33%	91,647		91,647		0
Fore Convertible Master Fund	15,000,000	10.00%	392,773		392,773		0
Fore Multi Strategy Master Fund	3,000,000	2.00%	78,554		78,554		0
FrontPoint Convertible Arbitrage Fund, L.P.	3,500,000	2.33%	91,647	(4)	91,647	(4)	0	(4)
Grace Convertible Arbitrage Fund Ltd	4,700,000	3.13%	123,069		123,069		0
Guggenheim Portfolio Company VIII (Cayman), Ltd(6)	2,500,000	1.67%	65,462		65,462		0
Institutional Benchmarks Master Fund, Ltd.	1,750,000	1.17%	45,823		45,823		0
JMG Triton Offshore Fund Ltd	500,000	*	13,092		13,092		0
KBC Financial Products USA Inc.(5)	4,320,000	2.88%	113,118		113,118		0
Kettering Medical Center Funded Depreciation Account	55,000	*	1,440		1,440		0
Knoxville Utilities Board Retirement System	70,000	*	1,832		1,832		0
Louisiana Workers’ Compensation Corporation	210,000	*	5,498		5,498		0
Lyxor/Context Fund Ltd(6)	800,000	*	20,947		20,947		0
Macomb County Employees’ Retirement System	175,000	*	4,582		4,582		0
Man Mac I Limited	7,000,000	4.67%	183,294		183,294		0
McMahan Securities Co., LP	750,000	*	19,638		19,638		0
National Bank of Canada(6)	550,000	*	14,401		14,401		0

Selling securityholders

			Number of Shares of Common Stock
Selling Securityholder(1)	Principal Amount of Notes Beneficially Owned and Offered Hereby(1)	Percentage of Notes Outstanding	Beneficially Owned(1)(2)	Offered Hereby	Owned After the Offering
Oakwood Assurance Company, Ltd	$28,000	*	733	733	0
Oakwood Healthcare Inc.—OHP	6,000	*	157	157	0
Oakwood Healthcare Inc., Endowment / A&D	5,000	*	130	130	0
Oakwood Healthcare Inc. Funded Depreciation	50,000	*	1,309	1,309	0
Oakwood Healthcare Inc Pension	90,000	*	2,356	2,356	0
Port Authority of Allegheny County Consolidated Trust Fund	30,000	*	785	785	0
Port Authority of Allegheny County Retirement and Disability Allowance Plan for the Employees Represented by Local 85 of the Amalgamated Transit Union	360,000	*	9,426	9,426	0
Prisma Foundation	90,000	*	2,356	2,356	0
Quattro Multistrategy Master Fund LP	1,650,000	1.10%	43,205	43,205	0
Quattro Fund Ltd	9,350,000	6.23%	244,828	244,828	0
Polaris Vega Fund L.P.	5,200,000	3.47%	136,161	136,161	0
Royal Bank of Canada (Norshield)(6)	400,000	*	10,473	10,473	0
Royal Bank of Canada(3)(6)	4,000,000	2.67%	104,739	104,739	0
S.A.C. Arbitrage Fund LLC	1,000,000	*	44,884	26,184	18,700
San Diego County Employee Retirement Association	2,500,000	1.67%	65,462	65,462	0
SCI Endowment Care Common Trust Fund—National Fiduciary Services	85,000	*	2,225	2,225	0
SCI Endowment Care Common Trust Fund—Suntrust Bank	46,000	*	1,204	1,204	0
SCI Endowment Care Common Trust Fund—Wachovia	20,000	*	523	523	0
SPT	1,000,000	*	26,184	26,184	0
Sterling Invest Co.	750,000	*	19,638	19,638	0
Sunrise Partners Limited Partnership(6)	8,300,000	5.53%	220,333	217,334	2,999
Teachers Insurance and Annuity Association of America(6)	4,500,000	3.00%	117,832	117,832	0
The California Wellness Foundation	240,000	*	6,284	6,284	0
The Cockrell Foundation	40,000	*	1,047	1,047	0

Selling securityholders

			Number of Shares of Common Stock
Selling Securityholder(1)	Principal Amount of Notes Beneficially Owned and Offered Hereby(1)	Percentage of Notes Outstanding	Beneficially Owned(1)(2)	Offered Hereby	Owned After the Offering
The Dow Chemical Company Employees’ Retirement Plan	$1,250,000	*	32,731	32,731	0
The Fondren Foundation	40,000	*	1,047	1,047	0
UBS O’Connor LLC, f/b/o O’Connor Global Convertible Arbitrage Master Limited	1,750,000	1.17%	45,823	45,823	0
UBS Securities LLC(5)	8,565,000	5.71%	224,273	224,273	0
Union Carbide Retirement Account	650,000	*	17,020	17,020	0
United Food and Commercial Workers Local 1262 and Employers Pension Fund	370,000	*	9,688	9,688	0
Univar USA Inc. Retirement Plan	200,000	*	5,236	5,236	0
Univest Convertible Arbitrage Fund II LTD (Norshield)	125,000	*	3,273	3,273	0
Zazove Convertible Arbitrage Fund, L.P.	4,500,000	3%	117,832	117,832	0

*	Less than 1%.
(1)	Information regarding the selling securityholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus if and when necessary.
(2)	Assumes conversion at an initial conversion rate of 26.1849 shares of common stock per $1,000 principal amount of notes, after deduction of the payment in cash pursuant to the terms of the indenture and a cash payment in lieu of any fractional shares. However, this conversion price is subject to adjustment and, as a result, the amount of common stock issuable upon conversion of the notes may increase or decrease in the future.
(3)	We have a lending relationship with RBC Capital Markets Corp., an affiliate of Royal Bank of Canada.
(4)	This number does not reflect the fact that this selling securityholder has sold short 55,700 shares.
(5)	This selling securityholder is a broker-dealer.
(6)	This selling securityholder is an affiliate of a broker-dealer.

Plan of distribution

The selling securityholders and their successors, which includes their transferees, distributees, pledgees or donees or their successors, may sell the notes and the underlying common stock directly to purchasers or through underwriters, broker-dealers or agents. Underwriters, broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling securityholders or the purchasers. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

The notes and the underlying common stock may be sold in one or more transactions:

➢	at fixed prices;

➢	at prevailing market prices at the time of sale;

➢	at prices related to such prevailing market prices;

➢	at varying prices determined at the time of sale; or

➢	at negotiated prices.

Such sales may be effected in transactions in the following manner (which may involve crosses or block transactions):

➢	on any national securities exchange or quotation service on which the notes or the common stock may be listed or quoted at the time of sale;

➢	in the over-the-counter market;

➢	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

➢	through the writing of options, whether such options are listed on an options exchange or otherwise; or

➢	through the settlement of short sales.

Selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions which may in turn engage in short sales of the notes or the underlying common stock and deliver these securities to close out such short positions, or lend or pledge the notes or the common stock into which the notes are convertible to broker-dealers that in turn may sell these securities.

From time to time, one or more of the selling securityholders may distribute, devise, gift, pledge, hypothecate or grant a security interest in some or all of the securities owned by them. Any such distributees, devisees or donees will be deemed to be selling securityholders. Any such pledges, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders.

The aggregate proceeds to the selling securityholders from the sale of the notes or underlying common stock will be the purchase price of the notes or common stock less any discounts and commissions. A selling securityholder reserves the right to accept and, together with their agents, to reject, any proposed purchase of notes or common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

Our underlying common stock is quoted on the Nasdaq National Market. We do not intend to list the notes for trading on any national securities exchange or on the Nasdaq National Market. We cannot guarantee that any trading market will develop for the notes.

Plan of distribution

The notes and underlying common stock may be sold in some states only through registered or licensed brokers or dealers. The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the notes and common stock into which the notes are convertible may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholders have acknowledged that they understand their obligations to comply, and have agreed to comply, with the prospectus delivery requirements and other provisions of the Securities Act and the Exchange Act, and the respective rules thereunder, particularly Regulation M thereunder, in connection with any offering of the securities offered hereby.

Under certain circumstances more than 10% of the net offering proceeds may be received by NASD member firms participating in the offering. Consequently, the offerings under this shelf will be made in compliance with Rule 2710(h).

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus. A selling securityholder may not sell any notes or common stock described herein and may not transfer, devise or gift such securities by other means not described in this prospectus.

If required, the specific notes or common stock to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we and the selling securityholders will be indemnified by each other against certain liabilities, including certain liabilities under the Securities Act or will be entitled to contribution in connection with these liabilities.

We have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of the notes and underlying common stock to the public.

Where you can find additional information

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its Public Reference Room.

We maintain an Internet website at www.conmed.com. Our website and information at that site or linked to the site, are not incorporated into this prospectus.

Incorporation of certain documents by reference

We have “incorporated by reference” into this prospectus certain information we have filed, or will file, with the SEC. The information we incorporate by reference into this prospectus is an important part of this prospectus. Any statement in a document we incorporate by reference into this prospectus will be considered to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes that statement. The modified or superseded statement will not be considered to be a part of this prospectus, except as modified or superseded.

We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

➢	our annual report on Form 10-K for the year ended December 31, 2004;

➢	the description of our common stock contained in our Registration Statement on Form 8-A, dated August 5, 1987, filed with the SEC under Section 12(b) of the Exchange Act, including any amendment or reports filed under the Exchange Act for the purpose of updating such description; and

➢	future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the time of filing of the initial registration statement and before effectiveness of the registration statement, and after the date of this prospectus and before the termination of the offering, other than current reports on Form 8-K not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.

You can obtain any of the documents incorporated by reference in this prospectus from us or from the SEC through the SEC’s web site at the address described above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless we specifically incorporated by reference the exhibit into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

CONMED Corporation

525 French Road

Utica, New York 13502

(315) 797-8375

Validity of securities

The validity of the notes offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.

Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2004 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Part II

Information not required in prospectus

Item 14.    Other Expenses of Issuance and Distribution.1

The following table sets forth an estimate (other than with respect to the Registration Fee) of the expenses payable by CONMED Corporation in connection with the sale and distribution of the securities being registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission Registration fee	$17,655
Printing	100,000
Accounting fees and expenses	125,000
Legal fees and expenses	100,000
Miscellaneous	67,345

Total	$400,000

CONMED Corporation will bear all expenses shown above. The selling securityholders will bear all underwriting discounts and selling commissions and transfer taxes applicable to the sale of the notes and the common stock issuable upon conversion of the notes registered pursuant to this registration statement.

Item 15.    Indemnification of Directors and Officers.

Section 722 of the New York Business Corporation law (the “New York Law”) provides that a corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, if the director or officer “acted, in good faith, for a purpose which he reasonably believed to be in . . . the best interests of the corporation” and, in the case of criminal actions, “had no reasonable cause to believe that his conduct was unlawful.” Statutory indemnification may not be provided in derivative actions in respect of a threatened action, or a pending action which is settled or otherwise disposed of, or any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement and expenses as the court deems proper.

As contemplated by New York Law Section 721, CONMED’s Bylaws, as amended on December 26, 1990, provide a broader basis for indemnification in accordance with and as permitted by New York Law Article 7.

Section 6.6 of CONMED’s Bylaws provides as follows:

Section 6.6 Indemnification.    The Corporation shall indemnify each person made or threatened to be made a party to any action or proceeding, whether civil or criminal, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation,

[1]	All amounts are estimated except for the SEC registration fee.

Part II

or serves or served at the request of the Corporation, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, penalties, amounts paid in settlement and reasonable expenses, including attorneys’ fees, incurred in connection with such action or proceeding, or any appeal therein, provided that no such indemnification shall be made if a judgment or other final adjudication adverse to such person establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, and provided further that no such indemnification shall be required with respect to any settlement or other nonadjudicated disposition of any threatened or pending action or proceeding unless the Corporation has given its prior consent to such settlement or other disposition.

The Corporation may advance or promptly reimburse upon request any person entitled to indemnification hereunder for all expenses, including attorneys’ fees, reasonably incurred in defending any action or proceeding in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of such person to repay such amount if such person is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced or reimbursed exceed the amount to which such person is entitled, provided, however, that such person shall cooperate in good faith with any request by the Corporation that common counsel be utilized by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to actual or potential differing interests between or among such parties.

Anything in these bylaws to the contrary notwithstanding, no elimination of this bylaw, and no amendment of this bylaw adversely affecting the right of any person to indemnification or advancement of expenses hereunder, shall be effective until the 60th day following notice to such person of such action, and no elimination of or amendment to this bylaw shall deprive any person of his or her rights hereunder arising out of alleged or actual occurrences, acts or failures to act prior to such 60th day.

The Corporation shall not, except by elimination or amendment of this bylaw in a manner consistent with the preceding paragraph, take any corporate action or enter into any agreement which prohibits, or otherwise limits the rights of any person to, indemnification in accordance with the provisions of this bylaw. The indemnification of any person provided by this bylaw shall continue after such person has ceased to be a director, officer or employee of the Corporation and shall inure to the benefit of such person’s heirs, executors, administrators and legal representatives.

The Corporation is authorized to enter into agreements with any of its directors, officers or employees extending rights to indemnification and advancement of expenses to such person to the fullest extent permitted by applicable law as it currently exists, but the failure to enter into any such agreement shall not affect or limit the rights of such person pursuant to this bylaw, it being expressly recognized hereby that all directors, officers and employees of the Corporation, by serving as such after the adoption hereof, are acting in reliance hereon and that the Corporation is estopped to contend otherwise.

In case any provision in this bylaw shall be determined at any time to be unenforceable in any respect, the other provisions shall not in any way be affected or impaired thereby, and the affected provision shall be given the fullest possible enforcement in the circumstances, it being the intention of the Corporation to afford indemnification and advancement of expenses to its directors, officers and employees, acting in such capacities or in the other capacities mentioned herein, to the fullest extent permitted by law.

Part II

For purposes of this bylaw, the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan, and excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered indemnifiable expenses. For purposes of this bylaw, the term “Corporation” shall include any legal successor to the Corporation, including any corporation which acquires all or substantially all of the assets of the Corporation in one or more transactions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of CONMED pursuant to the foregoing provisions, or otherwise, CONMED has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16.    Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
4.1***	Form of Certificate Evidencing Shares of Common Stock

4.2**	Indenture by and between CONMED Corporation and The Bank of New York, as trustee, dated as of November 10, 2004, including form of Note

4.3**	Form of Note (included in Exhibit 4.2)

4.4**	Registration Rights Agreement dated as of November 10, 2004 between CONMED Corporation and UBS Securities LLC on behalf of the several Initial Purchasers

5.1***	Legal Opinion of Sullivan & Cromwell LLP

12.1****	Statement regarding Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of PricewaterhouseCoopers LLP

23.2***	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 to this registration statement)

25.1***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee

*	Filed herewith.
**	Incorporated by reference from our current report on Form 8-K previously filed with the SEC on November 16, 2004.
***	Previously filed with the registrant’s Registration Statement on Form S-3 filed January 28, 2005.
****	Previously filed with the registrant’s Registration Statement on Form S-3 filed March 17, 2005.

Item 17.    Undertakings

The undersigned Registrant hereby undertakes:

(A)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price

Part II

represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 of 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B)	For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D)(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(E)	The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “TIA”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the TIA.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Utica and the State of New York, on this 20 day of April, 2005.

CONMED CORPORATION

By:	/s/ DANIEL S. JONAS
Name:	Daniel S. Jonas
Title:	Vice-President-Legal Affairs General Counsel

Signature	Title
* Eugene R. Corasanti	Chairman of the Board Chief Executive Officer And Director

* Joseph J. Corasanti	President, Chief Operating Officer and Director

* Robert D. Shallish, Jr.	Vice President—Finance And Chief Financial Officer (Principal Financial Officer)

* Luke A. Pomilio	Vice President—Corporate Controller (Principal Accounting Officer)

* Bruce F. Daniels	Director

* Jo Ann Golden	Director

* Stephen M. Mandia	Director

* William D. Matthews	Director

* Stuart J. Schwartz	Director

Exhibit index

Exhibit No.	Description	Location
4.1***	Form of Certificate Evidencing Shares of Common Stock

4.2**	Indenture by and between CONMED Corporation and The Bank of New York, as trustee, dated as of November 10, 2004, including form of Note

4.3**	Form of Note (included in Exhibit 4.2)

4.4**	Registration Rights Agreement dated as of November 10, 2004 between CONMED Corporation and UBS Securities LLC on behalf of the several Initial Purchasers

5.1***	Legal Opinion of Sullivan & Cromwell LLP

12.1****	Statement regarding Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of PricewaterhouseCoopers LLP

23.2***	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1 to this registration statement)

25.1***	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as trustee

*	Filed herewith.
**	Incorporated by reference from our current report on Form 8-K previously filed with the SEC on November 16, 2004.
***	Previously filed with the registrant’s Registration Statement on Form S-3 filed January 28, 2005.
****	Previously filed with the registrant’s Registration Statement on Form S-3 filed March 17, 2005.